UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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◻	Soliciting Material under §240.14a-12

READY CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 14, 2021

To the Stockholders of Ready Capital Corporation:

The 2021 annual meeting of stockholders (the “Annual Meeting”) of Ready Capital Corporation, a Maryland corporation (the “Company”), will be held via a live webcast at https://web.lumiagm.com/222056299, on July 14, 2021, at 10:00 a.m. Eastern Daylight Time, to consider and vote on the following matters:

(1)	The election of eight directors to serve on our board of directors until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify;
(2)	The ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the 2021 fiscal year;
(3)	The resolution to approve, on an advisory basis, the compensation of our named executive officers, as more fully described in the accompanying proxy statement; and
(4)	The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of record of our common stock, par value $0.0001 per share (“Common Stock”) as of the close of business on April 29, 2021 (the “Record Date”). The Notice contains instructions for your use in this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online or by telephone and how to request a paper copy of the proxy statement and annual report.

All stockholders are cordially invited to attend the Annual Meeting virtually, which will be conducted via a live webcast, in order to support the health and well-being of our stockholders and other meeting participants. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. During the upcoming virtual meeting, you may ask questions and will be able to vote your shares online from your home or any remote location with Internet connectivity. We will respond to as many inquiries at the Annual Meeting as time allows.

If you plan to attend the Annual Meeting online, you will need the control number included in your Notice, on your proxy card or on the instructions that accompany your proxy materials. Stockholders who hold their shares in "street name" will need to register by 5:00 p.m. Eastern Daylight Time, on July 7, 2021 to be able to attend the virtual Annual Meeting via live webcast, submit their questions during the virtual Annual Meeting and vote their shares electronically at the virtual Annual Meeting, by following the instructions in the accompanying proxy statement. The Annual Meeting will begin online promptly at 10:00 a.m., Eastern Daylight Time. Online access to the Annual Meeting will begin at 9:00 a.m. Eastern Daylight Time, and you should allow ample time for the online check-in procedures.

If you are unable to attend the Annual Meeting virtually, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize a proxy by telephone as described in your proxy card. If you authorize a proxy over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote online during the virtual meeting.

If you hold shares of Common Stock, in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote FOR the election of each of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify, FOR the ratification of Deloitte and Touche LLP as our independent registered public accounting firm for the 2021 fiscal year, and FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers.

By Order of our Board of Directors,

/s/ Andrew Ahlborn
Andrew Ahlborn
Secretary

New York, New York

April 30, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held July 14, 2021. The Proxy Statement and our 2020 Annual Report to Stockholders are available on our website at http://www.readycapital.com.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 14, 2021

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Ready Capital Corporation, a Maryland corporation (the “Company,” “we,” “our” or “us”), for use at our 2021 annual meeting of stockholders (the “Annual Meeting”) to be held via a live webcast at https://web.lumiagm.com/222056299, on July 14, 2021, at 10:00 a.m. Eastern Daylight Time, or at any postponement or adjournment thereof.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our holders of record of our common stock, par value $0.0001 per share (“Common Stock”) as of the close of business on April 29, 2021 (the “Record Date”). We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly. It also lowers our costs of printing and delivering these materials and reduces the environmental impact of our Annual Meeting. The Notice and this Proxy Statement summarize the information you need to know to vote by proxy or online during the annual meeting.

If you are a registered holder of shares of Common Stock, as of the close of business on the Record Date, the Notice will be sent directly to you and you may vote your shares of Common Stock online during the Annual Meeting or by proxy. If you are unable to attend the Annual Meeting virtually, it is very important that your shares be represented and voted online during the virtual meeting. You may authorize your proxy to vote your shares over the Internet or by telephone as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. If you authorize a proxy over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote only during the virtual meeting.

If you hold shares of Common Stock in “street name” through a broker or other financial institution, the Notice was forwarded to you by such intermediary, and you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock.

Stockholders who hold their shares in “street name” will need to register to be able to attend the virtual Annual Meeting via live webcast, submit their questions during the virtual Annual Meeting and vote their shares electronically at the virtual Annual Meeting by following the instructions below.

Record Holders: If you were a stockholder of record as of the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, American Stock Transfer & Trust Company (“AST”)), you can attend the Annual Meeting by accessing https://web.lumiagm.com/222056299 and entering (i) the 11-digit control number on the proxy card previously sent to you by AST and (ii) the meeting password “ready2021”. Please note the meeting password is case sensitive. Once you have completed these steps, select the “login” button, which will take you to the Annual Meeting page where you can vote, submit written questions and listen to the meeting (the “Meeting Page”). If you are a stockholder of record and you have misplaced your 11-digit control number, please call AST at 1 (800) 937-5449.

Beneficial Owners: If you were a beneficial owner as of the Record Date (i.e., you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the Annual Meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the Annual Meeting site provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the Annual Meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5 p.m., Eastern Time, on July 7, 2021. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730, or (3) by mail to American Stock Transfer & Trust Company,

LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for “Record Holders” to attend the Annual Meeting.

Record holders and beneficial owners should call AST at 1 (800) 937-5449 with any questions about attending the Annual Meeting. If you encounter any technical difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance. If you are attending the Annual Meeting as a stockholder of record or beneficial owner who has registered for the Annual Meeting, questions can be submitted through the Meeting Page. If you are attending the Annual Meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can vote during the Annual Meeting by clicking the link “Proxy Voting Site” on the Meeting Page and following the prompts.

Shares of Common Stock represented by properly submitted proxies received by us at or prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering at or prior to the Annual Meeting a written notice of revocation to Andrew Ahlborn, our Secretary, at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, (ii) submitting a later dated proxy or (iii) voting online during the Annual Meeting. Attending the Annual Meeting virtually will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes during the Annual Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of each of the nominees named in this Proxy Statement as directors to serve on our board of directors until our 2022 annual meeting of stockholders and until their successors are duly elected and qualify, FOR the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the 2021 fiscal year, and FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. If you hold your shares in street name and do not give your broker or nominee specific voting instructions on the election of directors or the resolution to approve, on an advisory basis, the compensation of our named executive officers, your shares will not be voted on those items, and a broker non-vote will occur, with such broker non-vote having no effect on the voting results for such items. As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available or sent to stockholders on or about April 30, 2021.

ANNUAL REPORT

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2020, including financial statements audited by Deloitte and Touche LLP, our independent registered public accounting firm, and their report thereon, dated March 15, 2021.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on the Record Date with respect to (i) the election of eight directors to serve on our board of directors until our 2022 annual meeting of stockholders and until their successors are duly elected and qualify, (ii) the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the 2021 fiscal year, (iii) the resolution to approve, on an advisory basis, the compensation of our named executive officers, and (iv) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The presence, by attending virtually during the Annual Meeting via webcast or by proxy, of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares represented at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e. a broker) delivers a properly authorized proxy but does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (“NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for the 2021 fiscal year. Therefore, if you hold your shares in street name and do not give your broker or nominee specific voting instructions on the election of directors or the resolution to approve, on an advisory basis, the compensation of our named executive officers, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items. Abstentions will have no effect on the voting results for any of the proposals.

The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes:  (i) for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal; and (iii) for the resolution to approve, on an advisory basis, the compensation of our named executive officers, a majority of all votes cast on the proposal. Our board of directors knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

As of the Record Date, we had 71,549,117 shares of Common Stock outstanding (which includes 327,418 shares of unvested restricted Common Stock). Each share of Common Stock held on the Record Date entitles its holder to one vote for each matter submitted for a vote at the Annual Meeting.

1. ELECTION OF DIRECTORS

Board of Directors

Our current board of directors is comprised of eight members. Our board of directors has determined that five of its nominees are independent pursuant to the listing standards for independence of the NYSE. Our bylaws (“Bylaws”) provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law (“MGCL”) nor more than 15, unless our Bylaws are amended. In accordance with our charter and our Bylaws, each director holds office until our next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.

On March 19, 2021, Dominique Mielle joined our board of directors as an independent director.  In connection with the appointment of Ms. Mielle to our board of directors, our board of directors increased the size of our board of directors by one director.

Upon the recommendation of the Nominating and Corporate Governance Committee of our board of directors (the “Nominating and Corporate Governance Committee”), each of our current directors, Messrs. Capasse, Ross, Filipps, Nathan, Reese and Sinai and Mses. Petro and Mielle, has been nominated by our board of directors to stand for election as directors at the Annual Meeting to serve until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify.

We seek to have a board of directors representing diverse educational backgrounds and different work and life experiences that provide a range of insights into the financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company. We believe that, as a group, the nominees bring a diverse range of perspectives that contribute to the effectiveness of our board of directors as a whole and the oversight that our board of directors provides to our management team. The procedures and considerations of the Nominating and Corporate Governance Committee in recommending qualified director candidates are described below under “Corporate Governance—Identification of Director Candidates” in this Proxy Statement. The Nominating and Corporate Governance Committee and our board of directors concluded that each of our director nominees should be nominated for election based on the qualifications and experience described in the biographical information below under “Information Regarding the Nominees for Election as Directors.”

The following sets forth certain information with respect to the nominees for election as directors:

Name	Age	Position Held
Thomas E. Capasse	64	Chairman of the Company Board of Directors and Chief Executive Officer
Jack J. Ross	63	President
Frank P. Filipps	73	Independent Director
Dominique Mielle	52	Independent Director
Gilbert E. Nathan	41	Independent Director
Andrea Petro	68	Director
J. Mitchell Reese	61	Independent Director
Todd M. Sinai	51	Independent Director

Information Regarding the Nominees for Election as Directors

Thomas E. Capasse

Mr. Capasse serves as the Chairman of our board of directors and Chief Executive Officer. Mr. Capasse is a Manager and co-founder of Waterfall Asset Management, LLC (our “Manager”). Prior to founding Waterfall, Mr. Capasse managed the principal finance groups at Greenwich Capital from 1995 until 1997, Nomura Securities from 1997 until 2001, and Macquarie Securities from 2001 until 2004. Mr. Capasse has significant and long-standing experience in the securitization market as a founding member of Merrill Lynch’s ABS Group (1983–1994) with a focus on mortgage backed securities (“MBS”) transactions (including the initial Subprime Mortgage and Manufactured Housing ABS) and experience in many other ABS sectors. Mr. Capasse began his career as a fixed income analyst at Dean Witter and Bank of Boston. Mr. Capasse received a Bachelor of Arts degree in Economics from Bowdoin College in 1979.

Mr. Capasse is well qualified to serve as a director due to his institutional knowledge with respect to our Company and his significant experience in the securitization market and as a co-founder of our Manager.

Jack J. Ross

Mr. Ross serves as our President and as a member of our board of directors. Mr. Ross is a Manager and co-founder of our Manager. Mr. Ross also serves as vice chairman of the board of directors of Feinstein Institutes for Medical Research, a not-for-profit organization.  Prior to founding our Manager in January 2005, Mr. Ross was the founder of Licent Capital, a specialty broker/ dealer for intellectual property securitization. From 1987 until 1999, Mr. Ross was employed by Merrill Lynch where he managed the real estate finance and ABS groups. Mr. Ross began his career at Drexel Burnham Lambert where he worked on several of the early ABS transactions and at Laventhol & Horwath where he served as a senior auditor. Mr. Ross received a Masters of Business Administration degree in Finance with distinction from the University of Pennsylvania’s Wharton School of Business in 1984 and a Bachelor of Science degree in Accounting, cum laude, from the State University of New York at Buffalo in 1978.

Mr. Ross is well qualified to serve as a director due to his significant experience in the securitization market and as a co-founder of our Manager.

Frank P. Filipps

Mr. Filipps is one of our independent directors. He has served since 1995 as a director and chairman of the audit committee of Impac Mortgage Holdings, Inc. (NYSE: IMH) and has served since February 2013 as a director of Orchid Island Capital Corp (NYSE: ORC). From March 2002 to December 2014, Mr. Filipps was a director of Primus Guaranty Limited (NYSE: PRS) and from 2010 to December 2014 he was a director, member of the audit committee and chairman of the compensation committee of Fortegra Financial (NYSE: FRF). From April 2005 to July 2008, Mr. Filipps was Chairman and Chief Executive Officer of Clayton Holdings, Inc. From 1995 to 2005, Mr. Filipps was Chairman, Chief Executive Officer and a Director of Radian Group Inc. Mr. Filipps began his career at Radian in 1992 as Senior Vice President and Chief Financial Officer. In 1994, he was promoted to Executive Vice President and Chief Operating Officer and in 1995 he was named President, Chief Executive Officer and Director. From 1975 to 1992, Mr. Filipps was at American International Group where he served in a number of executive, financial and investment management positions. Mr. Filipps holds a Master of Business Administration degree in corporate finance and international business from the Stern School of Business at New York University and a Bachelor of Arts degree in Economics from Rutgers University in 1969.

We believe that Mr. Filipps is well qualified to serve as a director due to his experience in public and private company governance and his financial experience and knowledge.

Dominique Mielle

Ms. Mielle is one of our independent directors. Ms. Mielle joined our board of directors in March 2021 following the completion of our merger transaction with Anworth Mortgage Asset Corporation. (“Anworth”) and served on the board of directors of Anworth prior to the merger transaction. She was a partner at Canyon Capital Advisors, LLC (“Canyon”) from August 1998 to December 2017, where she focused on the transportation, technology, retail and consumer products sectors, specialized in corporate and municipal bond securitizations, and was responsible for all aspects of Canyon’s collateralized loan obligations business. Prior to joining Canyon, in 1996, Ms. Mielle worked at Libra Investments, Inc. as an associate in the corporate finance department, covering middle market companies. Prior to Libra Investments, from 1993 to 1995, Ms. Mielle worked at Lehman Brothers as an analyst in the Financial Institutions group, focusing on mergers and acquisitions. Ms. Mielle holds a Master of Business Administration degree in Finance from Stanford University and a Master in Management degree from Ecole des Hautes Etudes Commerciales in France (HEC Paris). She was named one of the “Top 50 Women in Hedge Funds” by Ernst & Young in 2017.

We believe that Ms. Mielle is well qualified to serve as a director due to her extensive experience investing in fixed income and leading capital structure optimizations and restructurings.

Gilbert E. Nathan

Mr. Nathan is one of our independent directors. Mr. Nathan joined our board of directors in March 2019 following the completion of our merger transaction with Owens Realty Mortgage, Inc. (“ORM”) and served on the board of directors of ORM prior to the merger transaction. He has served as the managing member and a director of Jackson Square Advisors LLC, a financial advisory and services firm since September 2015. Since August 2018 and until the completion of the sale to the Company, Mr. Nathan has served as a director of Owens Realty Mortgage, Inc., a middle market commercial real estate lender. He also serves as a director for Pacific Ethanol, Inc (NYSE:PEIX). Mr. Nathan is currently the Plan Administrator for Mission Coal Wind Down Co LLC and the CEO of Cloud Peak Energy.  Since June 2018, Mr. Nathan has served as a board member of Hercules Offshore Liquidating Trust for Hercules Offshore, Inc. He also served as the liquidating trustee of BPZ Liquidating Trust for BPZ Resources, Inc. from November 2015 to May 2017. From November 2015 to July 2017, he served as a director of Emergent Capital, Inc. (NYSE: EMG), a specialty finance company. From July 2013 to August 2015, Mr. Nathan was a senior analyst with Candlewood Investment Group, an investment firm, and prior to that, he was a principal with Restoration Capital Management from 2002 to 2012. Mr. Nathan earned a Bachelor's degree in Management from Tulane University in 2001.

We believe that Mr. Nathan is well qualified to serve as a director due to his industry technical expertise and knowledge of financial markets.

Andrea Petro

Ms. Petro has been nominated to serve as a member of our board of directors. She has been engaged by the Manager as a consultant providing advice in the commercial finance and consumer finance sectors, as well as support for Ready Capital marketing initiatives and SBA business development since March 2020. She served as Managing Director and Group Head of the Specialty Commercial Finance Group of our Manager from June 2018 until February 2020. Ms. Petro previously worked at Wells Fargo Capital Finance from 2000 to 2017 as the Executive Vice President and Group Head of the Lender Finance Division and the Supply Chain Finance Division. From 1992 to 2000, Ms. Petro was at Transamerica Business Credit where she served as the Senior Vice President and National Marketing Manager. Ms. Petro currently serves as a member of the MS Finance Advisory Board of the McCombs School of Business at The University of Texas and as a member of the board of directors of the Secured Finance Network (formerly known as the Commercial Finance Association (“CFA”)). She also served as President of the CFA from 2016 to 2017 and currently serves as a member of the board of directors of the Secured Finance Network Education Foundation. Ms. Petro holds a Master of Business Administration degree in finance from the McCombs School of Business at the University of Texas and a Bachelor of Arts degree with a concentration in Russian and Soviet Studies from Kent State University

We believe that Ms. Petro is well qualified to serve as a director due to her extensive experience in commercial finance sectors.

J. Mitchell Reese

Mr. Reese is one of our independent directors. He has been the Managing Member of Cintra Capital LLC since June 2001. Prior to founding Cintra, he was a managing director of The Carlyle Group, a private equity firm that manages over $220 billion, where he headed the firm’s U.S. venture capital fund. Previously, Mr. Reese was a managing director of Morgan Keegan & Company, where he served on the board of directors and was head of the Mergers and Acquisitions Group, co-head of Investment Banking, and president of the firm’s Merchant Banking subsidiary. He served as a Director of Oxford Finance Corporation, a privately-held specialty finance company, from 2002 to 2004 and as a Director of Local Vine, LLC, a privately-held retailer, from March 2019 to August 2019. He graduated cum laude with a Bachelor of Arts from Harvard College in 1982 and received an M.B.A. from Harvard Business School in 1986.

We believe that Mr. Reese is well qualified to serve as a director due to his extensive experience in the financial services industry, business leadership and knowledge of financial markets.

Todd M. Sinai

Mr. Sinai is one of our independent directors. He is the David B. Ford Professor, Professor of Real Estate and Business Economics and Public Policy at The University of Pennsylvania — The Wharton School, where he has been a member of the faculty since 1997 and the Chairperson of the Real Estate Department since 2019. Dr. Sinai has particular expertise in commercial real estate and real estate investment trusts, real estate and public economics, risk and pricing in real estate markets, taxation of real estate and capital gains. Dr. Sinai received a Ph.D. in Economics from the Massachusetts Institute of Technology in 1997 and a Bachelor of Arts degree in Economics and Mathematics from Yale University in 1992.

We believe that Mr. Sinai is well qualified to serve as a director due to his industry technical expertise and knowledge of financial markets.

Our board of directors recommends a vote FOR the election of each of Messrs. Capasse, Ross, Filipps, Nathan, Reese and Sinai and Mses. Petro and Mielle as directors to serve until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify.

A plurality of all of the votes cast on the proposal at the Annual Meeting duly called and at which a quorum is present is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR Messrs. Capasse, Ross, Filipps, Nathan, Reese and Sinai and Mses. Petro and Mielle as directors, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

In accordance with our charter and Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of our board of directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

There is no familial relationship among any of the members of our board of directors or executive officers. See “Corporate Governance—Director Independence.”

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors (the "Audit Committee") appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Our board of directors is requesting that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Deloitte & Touche LLP, as applicable for the fiscal year ended December 31, 2020 and for the fiscal year ended December 31, 2019.

	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
Fee Type	December 31, 2020	December 31, 2019
Audit Fees (1)	$1,695,000	$1,757,500
Tax Fees (2)	-	-
All Other Fees (3)	423,500	835,375
Total Fees	$2,118,500	$2,592,875

(1) Audit Fees primarily represent, for the calendar years ended December 31, 2020 and 2019, fees for the audits and quarterly reviews of the consolidated financial statements filed with the SEC in annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and issuances of consent and comfort letters included in documents filed with the SEC.

(2) Tax Fees primarily represent, for the calendar years ended December 31, 2020 and 2019, fees for professional services for tax compliance, tax advice and tax planning.

(3) All Other Fees primarily represent, for the calendar years ended December 31, 2020 and 2019, fees in connection with due diligence, agreed upon procedures and transactions completed or contemplated during the years.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by the Company’s external auditors and evaluate the effect thereof on the independence of the external auditors. All audit and tax services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2021 fiscal year.

A majority of all of the votes cast on this proposal at the Annual Meeting duly called and at which a quorum is present is required for its approval.  Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed.  Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD AND COMMITTEE MATTERS

Board of Directors

Our board of directors is responsible for overseeing our affairs. Our board of directors may conduct its business through meetings and actions taken by written consent in lieu of meetings. During the year ended December 31, 2020, our board of directors held 18 meetings. All of our directors attended at least 75% of the meetings of our board of directors and of the committees of our board of directors on which they served during 2020 (during the periods that they served). All of the directors then serving on our board of directors attended our 2020 annual meeting of stockholders. Our board of directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities (the “Guidelines”) and the Guidelines encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

Committees of our Board of Directors

Our board of directors has three standing committees:  the Audit Committee, the Compensation Committee of our board of directors (the “Compensation Committee”) and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found on our website at www.readycapital.com.

The following sets forth certain information with respect to our committees:

Nominating and
		Compensation	Corporate Governance
Director	Audit Committee	Committee	Committee
Frank P. Filipps	✓*	✓
Dominique Mielle		✓	✓
Gilbert E. Nathan	✓		✓
J. Mitchell Reese	✓		✓*
Todd M. Sinai		✓*	✓

*Denotes chair.

The independent directors who, if elected, will serve on each committee following the Annual Meeting and a description of the principal responsibilities of each committee follows:

Audit Committee. Messrs. Filipps (Chair), Nathan and Reese are the current members of the Audit Committee. Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Guidelines, the independence standards adopted by our board of directors, as permitted by the Guidelines (the “Independence Standards”) and the written charter of the Audit Committee. Our Board of Directors has also determined, based on its qualitative assessment of their relevant levels of knowledge and business experience, (see “Election of Directors—Information Regarding the Nominees for Election as Directors” for a description of Messrs. Filipps’, Nathan’s and Reese’s respective backgrounds and experience), that Messrs. Filipps, Nathan and Reese each are “financially literate” as required by the NYSE listing standards. In addition, our board of directors has determined that Messrs. Filipps, Nathan and Reese qualify as an “Audit Committee financial expert” for purposes of, and as defined by, the SEC rules and has the requisite accounting or related financial management expertise required by NYSE listing standards. The Audit Committee, among other things, acts on behalf of our board of directors to discharge our board of directors’ responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our consolidated financial statements, our compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of our external auditors, the staffing, performance, budget, responsibilities and qualifications of our internal audit function and reviewing its policies with respect to risk assessment and risk management. The Audit Committee is also responsible for reviewing with management and external auditors our interim and audited financial statements, as well as approving the filing of our interim financial statements, meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls. The Audit Committee is charged with periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements. The specific responsibilities of the Audit Committee are set forth in its written charter.

Compensation Committee. Messrs. Sinai (Chair) and Filipps and Ms. Mielle are the current members of the Compensation Committee. Our board of directors has determined that all of the members of the Compensation Committee are independent as required by NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Compensation Committee. The Compensation Committee is responsible for, among other things, evaluating the performance of our Manager, reviewing the compensation and fees payable to our Manager under the Amended and Restated Management Agreement between us, Sutherland Partners, L.P. (the “Operating Partnership”) and our Manager dated as of May 9, 2016, as amended by the First Amendment to the Amended and Restated Management Agreement dated as of December 6, 2020 (the “Management Agreement”), preparing Compensation Committee reports, overseeing the activities of the individuals and committees responsible for administering our 2012 equity incentive plan (the “2012 Plan”) and determining the level of equity based compensation, in consultation with our executive officers, payable to the personnel of our Manager pursuant to such plan. Because the Management Agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager, do not receive cash compensation from us for serving as our officers, except that we pay the allocable share of the compensation of our Chief Financial Officer and Chief Operating Officer based on the percentage of their time spent managing our affairs. To the extent that we become responsible for paying the compensation or any other employee benefits of our Chief Executive Officer, the Compensation Committee will review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine our Chief Executive Officer’s compensation level based on this evaluation. The Compensation Committee consults with our Manager when recommending to our board of directors the level of awards under the 2012 Plan to be payable to the personnel of our Manager and our Manager’s affiliates.

Under the Management Agreement, we will reimburse our Manager for operating expenses related to us incurred by our Manager, including legal, accounting due diligence and other services. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, machinery, and other office, internal and overhead expenses of our Manager and its affiliates required for our operations. The Compensation Committee is responsible for reviewing the information provided by our Manager to support the determination of our share of such costs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The specific responsibilities of the Compensation Committee are set forth in its written charter.

Nominating and Corporate Governance Committee. Messrs. Reese (Chair), Sinai and Nathan and Ms. Mielle are current members of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by NYSE listing standards, the Guidelines, the Independence Standards and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership, as well as seeking, considering and recommending to our board of directors qualified candidates for election as directors and approving and recommending to the full board of directors the appointment of each of our directors. The Nominating and Corporate Governance Committee reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends to our board of directors nominees for each committee of our board of directors. In addition, the committee annually facilitates the assessment of our board of directors’ performance as a whole and that of the individual directors and reports thereon to our board of directors. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter.

Report of the Audit Committee

The Audit Committee has furnished the following report for the 2020 fiscal year:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held four meetings in 2020. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte & Touche LLP, our independent registered public accounting firm. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. In addition, the Audit Committee and management discussed with Deloitte & Touche LLP, an independent registered public accounting firm, the overall scope and plans for its audit.

At a meeting held subsequent to December 31, 2020, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the period ended December 31, 2020, and the related report prepared by Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with Deloitte & Touche LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by the applicable requirements of PCAOB, which included a discussion of Deloitte & Touche LLP’s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the Audit Committee the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte & Touche LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2020 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Frank P. Filipps, Chairperson
J. Mitchell Reese

Gilbert E. Nathan

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF INDEPENDENT DIRECTORS

We pay compensation for service as a director only to those directors who are independent under the NYSE listing standards. During the year ended December 31, 2020, each independent director received an annual cash director's fee of $60,000 and an annual equity award of $80,000 in value of restricted Common Stock for services as a director.  In addition, the chair of the Audit Committee received an annual cash retainer of $20,000. The chairs of the Compensation and Nominating and Corporate Governance Committees received an additional cash retainer of $10,000 and $7,500, respectively. Committee members serving in a non-chairman role received an additional cash retainer of $5,000.  We reimbursed all members of our board of directors for their travel expenses incurred in connection with their attendance at full meetings of our board of directors and its committees.

Our independent directors are also generally eligible to receive restricted stock units (“RSUs”), restricted Common Stock, options and other equity-based equity awards under the 2012 Plan.

During 2020, the Compensation Committee engaged FPL Associates L.P. (“FPL”) to serve as its compensation consultant in reviewing and evaluating our officer and director compensation levels and program, with the goal of creating a fair, reasonable and balanced compensation program that closely aligns the interest of our board of directors with those of our stockholders and reflect current practices in the marketplace. FPL received instructions from, and reported to, the Compensation Committee on an independent basis. FPL's services to the Compensation Committee are discussed further below. See “Executive Compensation—Compensation Discussion and Analysis.” Other than as described herein, FPL did not provide other services to us or any of our affiliates during 2020.

The following table summarizes the annual compensation received by our independent directors for the period from January 1, 2020 through December 31, 2020.

Name	Fees Earned or Paid in Cash (1)	Restricted Common Stock Awards(2)	Total
Frank P. Filipps	$85,000	$80,000	$165,000
David Holman(3)	35,000	80,000	115,000
Dominique Mielle(4)	-	-	-
Gilbert Nathan	71,250	80,000	151,250
J. Mitchell Reese	74,375	80,000	154,375
Todd M. Sinai	73,125	80,000	153,125

(1) Amounts in this column represent annual board fees and annual chair fees paid to independent directors in 2020.

(2) Amounts in this column represent the aggregate grant date fair value of awards granted in 2020. The shares of restricted Common Stock vest on a one-for-one basis for shares of our Common Stock in equal quarterly installments over a one year period. Dividend equivalent rights are to be paid on unvested shares of restricted Common Stock at the same rate and at the same time as dividends on the Company’s Common Stock. For a discussion of dividend equivalent rights, see “Executive Compensation–2012 Equity Incentive Plan and Other Matters–Awards Under the Plan–Dividend Equivalents.”

(3) Amounts represent compensation paid to Mr. Holman for his service as a member of our board of directors until July 15, 2020, the date of our 2020 annual meeting of stockholders. Mr. Holman had served on our board of directors since we became a public company in 2016 and chose not to stand for re-election as a director at our 2020 annual meeting of stockholders.

(4) Ms. Mielle joined our board of directors in March 2021 following the completion of our merger transaction with Anworth.

To align the interests of our independent directors and stockholders, we have adopted stock ownership guidelines for our independent directors, as well as certain executive officers, that require these individuals to achieve significant ownership of equity in the Company. See “Corporate Governance–Minimum Equity Ownership Guidelines.”

CORPORATE GOVERNANCE

Role of our Board and Risk Oversight

Pursuant to our charter and Bylaws, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.

In connection with their oversight of risk to our business, our board of directors and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counterparty and credit risks, our capital availability and refinancing risks. Our Manager regularly reports to our board of directors on our leverage policies, our asset origination and acquisition processes, any asset impairments and our qualification as a REIT and whether we remain excluded from registration as an investment company under the Investment Company Act of 1940, as amended. Members of our board of directors routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

Our board of directors believes that its composition protects stockholder interests and provides sufficient independent oversight of our Manager. A majority of our current directors are “independent” under NYSE standards, as more fully described elsewhere in this Proxy Statement. The independent directors meet separately from the personnel of our Manager on at least a quarterly basis and are very active in the oversight of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our Manager and the selection and evaluation of directors.

Each independent director has the ability to add items to the agenda of board of directors meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each board of directors committee have complete and open access to our Manager and its officers, employees and other personnel who support our Manager in providing services to us under the Management Agreement.

Our board of directors believes that its majority independent composition, and the roles that our independent directors perform, provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and our Manager. Our board believes that current governance structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Code of Ethics

Our board of directors has adopted a Code of Ethics (the “Code of Ethics”). Our Code of Ethics applies to our officers, directors, employees, and independent contractors and to our Manager’s officers, directors and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.
●	full, fair, accurate, timely and understandable disclosure in our public communications;
●	compliance with applicable governmental laws, rules and regulations;
●	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

●	accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics for our executive officers or directors may be made only by our board of directors or one of its committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

The Code of Ethics is available for viewing on our website at www.readycapital.com.

Corporate Governance Guidelines

Our board of directors has adopted the Guidelines. Among the areas addressed by the Guidelines are the composition of our board of directors, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees. The Guidelines are available for viewing on our website at www.readycapital.com.

Our board of directors has adopted the Guidelines. Among the areas addressed by the Guidelines are the composition of our board of directors, its functions and responsibilities, its standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees. The Guidelines are available for viewing on our website at www.readycapital.com.

Corporate Responsibility

We recognize the importance of environmental, social and governance (“ESG”) issues and incorporate ESG considerations into our business practices and decision-making processes. We believe the growth and sustainability of our business depends on a broad array of factors, including a continuing focus on investments in our people, ethics and integrity, and corporate responsibility.

We strive not only to drive high operational and financial performance but also to serve a greater social purpose through our business activities. In response to the onset of the COVID-19 pandemic, we and our Manager have dedicated our resources to meet the national call to action to help small businesses desperately in need of financial assistance. Through our subsidiary, ReadyCap Lending, LLC, we are one of fourteen non-bank SBA lenders. Beginning in April 2020 we, as an SBA-approved lender, emerged as a prominent player in the Paycheck Protection Program (“PPP”) market, facilitating access for small businesses to PPP loans throughout the United States. On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act was signed into law, adding more than $284 billion to the PPP.  As of April 23, 2021, we have facilitated the funding of approximately $4.4 billion of loans through the PPP Program. We are proud of the support we are providing to small businesses throughout the United States in obtaining this much needed funding and our part in helping our country emerge from this crisis.

Environmental:

We are also committed to environmental sustainability.  Through our commercial real estate lending business, we evaluate environmental risks associated with our investments. We maintain an environmental policy that applies to all real estate collateral underlying our loans. Our Manager conducts thorough due diligence that is reviewed by specialized environmental counsel. The due diligence our Manager performs on each of our investments includes, as applicable, environmental reports to identify and evaluate potential environmental hazards, including ground water pollution, polychlorinated biphenyls, lead paint, asbestos, and radon gas. We may also include specific requirements in our loan documents, including the potential use of environmental insurance, to ensure the completion of any required remediation. Compliance is monitored by the Company’s asset management team. We utilize a Phase I environmental site assessment to identify environmental conditions that may have a material impact on the property being assessed.

We also seek to incorporate environmental sustainability into several aspects of our daily operations, including, but not limited to, purchasing and using office equipment that meet energy management standards such as ENERGY STAR, recycling office equipment at the end of its life or service, participating in waste recycling and encouraging employees to use environmental friendly practices. As we refine our understanding of how environmental and sustainability issues impact our business, we will continue to integrate consideration of environmental issues into our decision-making processes.

Social

We believe that our people are the foundation of our success, and we are committed to ensuring that they are engaged, both professionally and socially. We encourage the professional development of our employees through regular in-person trainings and online learning resources. For example, we provide our employees with unlimited access to hundreds of courses on topics ranging from SBA lending, commercial real estate lending, Excel, PowerPoint, management and leadership. We also provide quarterly in-person trainings in multiple locations that focus on reinforcing a culture of collaboration and teamwork as well as developing our four core values of Responsive, Creative, Dependable and Personal. In our recruitment efforts, we strive to have a diverse group of candidates to consider for roles. Our Manager and we invest heavily in developing and supporting our employees throughout their careers. We are also committed to giving back to our communities. We host an annual Volunteer Day in which employees participate in one common volunteer activity nationwide. Employees also participate in quarterly volunteer committee meetings, during which employees discuss and put into action their ideas on how we can participate in local events to support the community, such as toy drives, food drives, providing school supplies and more.

In response to COVID, we implemented several measures to ensure the health, safety and well-being of our employees. These measures included implementing specific safety protocols to those entering our offices by upgrading Heating Ventilation and Air Conditioning systems and enhancing sanitation practices. Additionally, we provided employees with assistance, virtual counseling and other mental health resources throughout the pandemic.  These internal efforts were further supplemented by ensuring employees had full access to penalty free 401k hardship withdrawals and FFCRA paid leave.

Governance

For a detailed description of our governance policies and procedures, please see the discussion elsewhere in this “Corporate Governance” section.

Director Independence

The Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. In addition, as permitted under the Guidelines, our board of directors has included within our Independence Standards the NYSE’s independence standards to assist it in making determinations with respect to the independence of directors. The Independence Standards are available for viewing on our website at www.readycapital.com. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that five of our eight nominees—Frank P. Filipps, Dominique Mielle, Gilbert E. Nathan, J. Mitchell Reese and Todd M. Sinai—qualify as independent directors under the NYSE listing standards and the Independence Standards.

Review, Approval or Ratification of Transactions with Related Persons

We do not have a policy that expressly prohibits our directors, officers, security holders and affiliates from engaging for their own account in business activities of the types conducted by us. However, our Code of Ethics contains a conflicts of interest policy that prohibits our directors, officers and employees from engaging in any transaction that involves an actual conflict of interest with us as determined by a majority of our directors. Additionally, we will not purchase any assets from, or issued by, certain other funds and managed accounts for which our Manager serves as the investment adviser or any entity managed by our Manager or our Manager’s affiliates, or sell any asset to any such entity without the consent of a majority of our board of directors, including a majority of our independent directors. See “Certain Relationships and Related Transactions—Conflicts of Interest and Related Party Transactions.”

Identification of Director Candidates

The Nominating and Corporate Governance Committee is responsible, pursuant to the Guidelines and its charter, for identifying director candidates for our board of directors and for recommending director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the charter of the Nominating and Corporate Governance Committee.

We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required for our directors in the context of the current composition of our board of directors, operating requirements and the long-term interest of our stockholders. In accordance with the Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment and be committed to representing our long-term interest and those of our stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee reviews director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals and recommends director candidates based upon contributions they can make to our board of directors and management, and their ability to represent our long-term interests and those of our stockholders.  One factor that our board of directors and the Nominating and Corporate Governance Committee consider is the importance to the Company of diversity in the board room, including gender diversity, and the contribution that directors with different work and life experiences and perspectives can bring to our strategic thinking and the manner in which our business and affairs are supervised by our board of directors.

Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee identifies director candidates and assesses such director candidates based upon information it receives in connection with the recommendation or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chairman of our board of directors, and other personnel of our Manager and recommends director candidates to our board of directors for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting, so long as such recommendations are sent on a timely basis in accordance with the advanced notice procedures set forth in our Bylaws as described below and in accordance with applicable law. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

The Nominating and Corporate Governance Committee and our board of directors identified the need for another director that could bring additional fixed income and finance expertise and diversity to the board.  In March 2021, upon the recommendation of the Nominating and Corporate Governance Committee, our board of directors appointed Ms. Mielle to become a new independent director following the completion of the merger transaction with Anworth.  Ms. Mielle previously served on the board of directors of Anworth and was as a partner at Canyon from August 1998 to December 2017, where she focused on the transportation, technology, retail and consumer products sectors, specialized in corporate and municipal bond securitizations, and was responsible for all aspects of Canyon’s collateralized loan obligations business. Ms. Mielle holds a Master of Business Administration degree in Finance from Stanford University and a Master in Management degree from Ecole des Hautes Etudes Commerciales in France (HEC Paris). Ms. Mielle was named one of the “Top 50 Women in Hedge Funds” by Ernst & Young in 2017.

To submit a director candidate for consideration for nomination at our 2022 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by December 31, 2021, but in no event earlier than December 1, 2021. The written notice must set forth the information and include the materials required by our Bylaws for advance notice of stockholder nominations. The advanced notice procedures set forth in our Bylaws do not affect the right of stockholders to request the inclusion of proposals in our Proxy Statement pursuant to SEC rules.  See “Submission of Stockholder Proposals” for information regarding providing timely notice of stockholder nominees and stockholder proposals under SEC rules.

Any such nomination should be sent to Andrew Ahlborn, our Secretary, at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, and, to the extent applicable, must include the information and other materials required by our Bylaws.

Policy On Hedging Transactions

We prohibit our Named Executive Officers, directors, employees, associates and independent contractors as well as officers, employees and affiliates of our Manager from engaging in hedging transactions involving our securities (which include any securities issued by, or convertible or exchangeable for securities issued by, us or our subsidiaries). Prohibited hedging transactions include the use of financial instruments such as puts, calls, prepaid variable forward contracts, equity swaps, short sales, collars and exchange funds. This prevents such persons from continuing to own our securities without having the full risks and rewards of ownership, which could cause such persons to have objectives that are not aligned with the other stockholders.

Stock Ownership Guidelines

The Nominating and Corporate Governance Committee believes that stock ownership by our independent directors and certain of our executive officers is important in order to further align the interests of these individuals with those of our stockholders, and expects these individuals to acquire significant ownership of equity in the Company (“Company Equity”).  Our board of directors previously adopted minimum equity ownership guidelines for our independent directors requiring each independent director to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of three times such independent director’s annual cash retainer (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). These mandatory ownership guidelines are intended to create a clear standard that encourages independent directors to remain invested in the performance of our stock price.

In February 2021, after considering feedback received from certain stockholders regarding the application of stock ownership guidelines to our executive officers, our Nominating and Corporate Governance Committee determined that it was appropriate to adopt minimum stock ownership guidelines for certain of our Named Executive Officers, such as our Chief Financial Officer and our Chief Operating Officer, who are employees of our Manager and are exclusively dedicated to our affairs, as well as certain other employees of our Manager who provide services to us.  Accordingly, we have adopted minimum equity ownership guidelines requiring our Chief Financial Officer and our Chief Operating Officer to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of three times such Named Executive Officer's base salary, and which also require certain other employees of our Manager that provide services to us to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of two times such person's base salary.

For purposes of the ownership guidelines, stock ownership includes any class of our equity securities, whether held directly or indirectly and whether vested or unvested, including restricted Common Stock and shares deliverable upon settlement of RSUs. Each individual subject to the guidelines has four years from the date he or she becomes subject to the ownership guidelines to satisfy his or her respective requirements and come into compliance with the guidelines.

The Nominating and Corporate Governance Committee reviewed the holdings of our independent directors and Named Executive Officers and other persons subject to these guidelines as of December 31, 2020, and determined that such persons were in compliance with these mandatory ownership guidelines either due to ownership of the requisite number of shares or because the individual was within the time period permitted to attain the required level of ownership.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Director Attendance at Annual Meetings of Stockholders

We have scheduled a board meeting in conjunction with our annual meeting of stockholders and, as set forth in the Guidelines, our policy is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

Stockholder Outreach and Engagement

We believe that fostering long-term relationships with our stockholders and maintaining their trust is a key Company objective, and we recognize the value of listening to and understanding their views about our business. We conduct stockholder outreach throughout the year, dialoguing and meeting with key institutional stockholders, in an effort to proactively address issues that are important to them. Our management provides regular updates to our board of directors regarding these discussions and stockholder feedback. Our board of directors takes our stockholders’ and other stakeholders’ perspectives into consideration when overseeing our Company’s strategy, formulating governance and ESG practices and evaluating executive compensation practices.  For example, in response to feedback received from our stockholder engagement activities, in the past two years we have further strengthened our corporate governance by nominating two female directors to stand for election at the Annual Meeting and adopting certain best practices, such as minimum equity ownership guidelines for independent directors as well as certain employees of our Manager who serve as our executive officers, a policy prohibiting hedging transactions by our Named Executive Officers, directors, employees and other persons, and we have developed a compensation framework that will introduce objective Company and individual performance metrics for the annual cash incentive bonus compensation of those executives whose compensation we reimburse under the Management Agreement, including our Chief Financial Officer and Chief Operating Officer.  See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Strategy for 2021.”  At our 2019 annual meeting, we also provided our stockholders with the opportunity to indicate whether we should hold an advisory vote on our Named Executive Officers’ compensation every one, two or three years.  Based on the preference expressed by our stockholders, as well as other factors, our board of directors decided to conduct an advisory vote on executive compensation annually.

Communications with our Board of Directors

Stockholders or other interested parties may communicate in writing with our directors, a committee of our board of directors, our independent directors as a group or our board of directors generally. Any such communications may be sent to our board of directors by U.S. mail or overnight delivery and should be directed to our Secretary at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors.

Executive Sessions of Independent Directors

The independent directors serving on our board of directors intend to meet in executive sessions at the conclusion of each regularly scheduled meeting of our board of directors. These executive sessions of our board of directors will be presided over by the Chairman of the Audit Committee.

Corporate Governance Review

In overseeing our corporate policies and our overall performance and direction, our board of directors operates in what it believes are the long-term best interests of our Company and our stockholders. In operating under these principles, our board of directors regularly reviews our corporate governance structure and considers whether any changes are necessary or desirable. As part of this review, our board of directors has nominated two female directors to stand for election at the Annual Meeting and adopted a number of corporate governance guidelines to better align the interests of our directors and certain executive officers with those of our stockholders, including minimum equity ownership guidelines for our directors and certain executive officers. As part of this review, our board of directors also considered an amendment to our bylaws to allow our stockholders (without the concurrence of our board of directors) to implement bylaw amendments. After careful consideration of this matter, our board of directors concluded that it remains in the best interests of our Company if authority to amend our bylaws is vested exclusively in our board of directors as is permitted by Maryland law and which has been the case since our formation in 2013. This arrangement has served our interests well, our board of directors believes, because under Maryland law, our directors owe legal duties to our Company that require them to act with a reasonable belief that their actions are in the best interests of our Company. On the other hand, under Maryland law, generally, stockholders are not bound by any such legal duty and are permitted to take or to recommend actions that are in their own individual interests as stockholders without taking into account the broader interests of other stockholders or the interests of our Company. As a result of these factors, we believe that our directors are in the best position to consider possible future bylaw amendments (including those proposed by our stockholders in accordance with the provisions of our bylaws) and will adopt such amendments only after concluding that such amendments are in the best interests of our Company.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

We are externally managed and advised by our Manager, Waterfall Asset Management, LLC. We rely on our Manager to provide or obtain, on our behalf, the personnel and services necessary for us to conduct our business. Pursuant to the terms of our Management Agreement, our Manager and its affiliates provide us with our management team, including our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Investment Officer, along with appropriate support personnel. All of the officers of the company are employees of Waterfall or its affiliates.

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held
Thomas E. Capasse	64	Chairman of the Company Board of Directors and Chief Executive Officer
Jack J. Ross	63	President and Director
Thomas Buttacavoli	43	Chief Investment Officer
Andrew Ahlborn	37	Chief Financial Officer
Gary T. Taylor	61	Chief Operating Officer

For the biography of Mr. Capasse and Mr. Ross, please see “Election of Directors—Information Regarding the Nominees for Election as Directors.”

Thomas Buttacavoli

Mr. Buttacavoli serves as our Chief Investment Officer and Portfolio Manager of our small balance commercial (“SBC”) loan portfolio and is a Manager, a Managing Director and co-founder of Waterfall. Prior to joining Waterfall in 2005, Mr. Buttacavoli was a Structured Finance Analyst specializing in intellectual property securitization at Licent Capital. Prior to joining Licent Capital, he was a Strategic Planning Analyst at BNY Capital Markets. Mr. Buttacavoli started his career as a Financial Analyst within Merrill Lynch’s Partnership Finance Group. Mr. Buttacavoli received a Bachelor of Arts degree in Finance and Accounting from New York University’s Stern School of Business in 1999.

Andrew Ahlborn

Mr. Ahlborn serves as our Chief Financial Officer. Mr. Ahlborn joined our Manager in 2010 and served as Controller of Ready Capital from 2015 to 2019. Having focused on Ready Capital since its formation in 2011, Mr. Ahlborn has served a vital role in many significant corporate transactions since our inception. Prior to joining our Manager he worked in Ernst & Young, LLP's Financial Services Office. Mr. Ahlborn received a Bachelor of Science degree in Accounting from Fordham University's Gabelli School of Business and a Masters of Business Administration through Columbia Business School. He is a licensed Certified Public Accountant in New York.

Gary T. Taylor

Mr. Taylor serves as our Chief Operating Officer. Prior to joining the Company, Mr. Taylor served as President and Chief Operating Officer of Newtek Business Credit from May 2015 to March 2019. From 2013 to 2015, Mr. Taylor was Managing Director at Brevet Capital Management, and before that he was Chief Operating Officer of CIT Small Business Lending from 2007 to 2013. Earlier in his career, Mr. Taylor held numerous roles within the financial services industry including Lehman Brothers, Moody's Investor Service, AT&T Capital Corporation, Resolution Trust Corporation, First Chicago Bank & Trust, and Chase Manhattan Bank. Mr. Taylor received a Bachelor of Science degree, with Honors, in Business from Florida A&M University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes our compensation objectives and policies, including in relation to compensation received for the year ended December 31, 2020 by our named executive officers.  For the year ended December 31, 2020, our named executive officers (our “Named Executive Officers”) were Thomas E. Capasse, our Chief Executive Officer, Jack J. Ross, our President, Thomas Buttacavoli, our Chief Investment Officer, Andrew Ahlborn, our Chief Financial Officer, Gary Taylor, our Chief Operating Officer.

Overview

We are managed by our Manager pursuant to the Management Agreement. Under the Management Agreement, we pay our Manager a management fee and incentive distribution, and we reimburse our Manager for (i) the allocable share of the compensation of our Chief Financial Officer and Chief Operating Officer and (ii) the allocable share of the compensation of other personnel hired by our Manager who are dedicated primarily to us, based on the percentage of time spent managing our affairs.  For details regarding payments under the Management Agreement, see “Certain Relationships and Related Transactions—Management Agreement.”

Our Named Executive Officers are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers.  We do not pay or reimburse our Manager for any portion of the compensation that is paid by our Manager and its affiliates to our Chief Executive Officer, our President or our Chief Investment Officer.

We are responsible for reimbursing our Manager for the compensation paid to our Chief Financial Officer and Chief Operating Officer, who are exclusively dedicated to our affairs. Our Compensation Committee has also, from time to time, granted long-term equity-based awards to our Named Executive Officers pursuant to the 2012 Plan.  These awards are designed to support our objectives of aligning the interests of our Named Executive Officers with those of our stockholders, promoting our long-term performance and value creation, and retaining these individuals who are critical to our growth and long-term success.  A discussion of our and our Manager’s compensation strategy and the compensation we reimbursed to our Manager for our Name Executive Officers in respect of the performance year ended December 31, 2020 is set forth below under “—Executive Compensation Strategy for 2021,” “—Executive Compensation for the 2020 Performance Year” and “—Equity Grants,” and is reported in the table under “—Compensation of Executive Officers.”

Executive Compensation Strategy for 2021

We were pleased that approximately 88.7% of the votes cast by our stockholders at our 2020 annual meeting of stockholders supported our say-on-pay advisory vote on executive compensation. The Compensation Committee continuously examines and assesses our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices.  As part of the Compensation Committee’s evaluation of our compensation strategy, the Compensation Committee determined that it would be appropriate to recommend that our Manager take a more formulaic approach with respect to the compensation of those executive officers whose compensation we reimburse under the Management Agreement, including our Chief Financial Officer and Chief Operating Officer. The Compensation Committee engaged FPL as an independent compensation consultant to assist in developing objective performance standards for the annual cash incentive bonus plan for 2021 and long-term equity grants for the performance year 2020, which were granted to these officers in February 2021. FPL met with the Manager on several occasions to discuss guiding principles, competitive market trends, peer group pay practices and other compensation considerations.

In February 2021 and April 2021, the Compensation Committee introduced modifications to our executive compensation program to further align executive compensation with Company performance and the creation of sustainable stockholder value, as described below.

Annual Cash Incentive Program for 2021

Consistent with the Compensation Committee’s focus on incentive compensation that aligns executive compensation with our overall performance, on April 29, 2021, the Compensation Committee recommended and our board of directors and our Manager approved the framework for the annual cash incentive bonus plan for 2021, which provides for a more formulaic approach to aligning executive compensation with objective performance criteria, both for the individual executive officers and for the Company as a whole. The annual cash incentive bonus plan for 2021 includes the following performance criteria for evaluation of the Company’s performance and the performance of our Chief Financial Officer and Chief Operating Officer, whose salaries we reimburse to our Manager under the Management Agreement:

	2021 Annual Cash Bonus Metric Weightings
Name and Principal Position	Core Return on Equity	Relative TSR	Platform Growth	Enterprise Growth	Segment Core Net Income Contribution	Discretionary
Andrew Ahlborn	40%	10%	—	20%	—	30%
Gary Taylor	40%	10%	5%	—	15%	30%

Under the annual cash incentive bonus plan for 2021, our Chief Financial Officer and Chief Operating Officer will have the opportunity to earn threshold, target or maximum incentive cash bonus amounts based on the levels of achievement of the criteria described above. The target incentive cash bonus amounts for our Chief Financial Officer and Chief Operating Officer for the 2021 performance year are $575,000 and $600,000, respectively. Whether any of the threshold, target or maximum bonus levels are attained will be determined by the Compensation Committee based on achievement of the criteria described above, including the discretionary component, and the weighting of each criterion.

Long-term Equity Awards

The Compensation Committee believes that equity-based incentives are an effective means of motivating and rewarding long-term Company performance and value creation.  In addition, equity-based incentives appropriately align the interests of management with those of our stockholders.  In February 2021, based on a comprehensive review of our equity compensation program, the Compensation Committee modified our equity compensation program to incorporate performance-based equity awards that are tied to the Company’s achievement of pre-defined performance metrics.  The Compensation Committee determined that long-term equity awards in respect of the 2020 performance year (granted in 2021) will include performance-based equity awards, in addition to time-base awards, which require the achievement of market-based performance measures, including absolute TSR and TSR relative to an executive compensation peer group (as set forth below), measured over a cumulative three-year period.  In addition, the awards in respect of the 2020 performance year (granted in 2021) incorporate levels of opportunity which determine the amount of awards that will actually be earned by the executive officer.  As a result of these modifications, our long-term equity compensation program includes the following features:

●	Allocation of Awards: Year-end equity-based awards are allocated 50% to time-based equity awards that vest based on continued employment or service over a three-year vesting period and 50% to performance-based equity awards that remain at risk and are subject to forfeiture subject to the achievement pre-established metrics over a three-year performance period.
●	Performance-Based Vesting Criteria: Metrics for performance-based equity awards are tied solely to Company performance, including absolute TSR and TSR relative to an executive compensation peer group, each measured over a cumulative three-year period.
●	Payout Opportunities: The performance-based equity awards incorporate three levels of opportunity – threshold, target and maximum – which determine the amount of the performance-based equity awards that will be earned.

See “–Executive Compensation for the 2020 Performance Year–Equity Grants” for a description of the equity awards granted to our Chief Financial Officer and Chief Operating Officer in February 2021 in respect of performance for the year ended December 31, 2020.

Executive Compensation Peer Group

The executive compensation peer group (the “peer group”) used to evaluate the performance of the Company and our Chief Financial Officer and Chief Operating Officer are set forth below.

AG Mortgage Investment Trust Inc	Invesco Mortgage Capital Inc
America First Multifamily Investors LP	Ladder Capital Corp
Apollo Commercial Real Estate Finance Inc	MFA Financial Inc
Arbor Realty Trust Inc	New Residential Investment Corp
Ares Commercial Real Estate Corp	New York Mortgage Trust Inc
Blackstone Mortgage Trust Inc	PennyMac Mortgage Investment Trust
Cherry Hill Mortgage Investment Corp	Redwood Trust Inc
Chimera Investment Corp	Starwood Property Trust Inc
CIM Commercial Trust Corp	Two Harbors Investment Corp
Exantas Capital Corp

Executive Compensation for the 2020 Performance Year

Setting Executive Compensation

Our Named Executive Officers are employees of our Manager and are compensated by our Manager and its affiliates under compensation arrangements made with and determined by our Manager and its affiliates. Our Manager consults with the Compensation Committee and our board of directors regarding the philosophy, process and structure of compensation of these Named Executive Officers, and the Compensation Committee reviews the allocable share of the compensation of our Manager’s personnel, including our Chief Financial Officer and Chief Operating Officer, that we reimburse to our Manager under the Management Agreement.  Consistent with our compensation strategy, our Manager’s compensation philosophy is to seek to align the interests of its professionals with those of its investors and investors in the vehicles that it manages, including us.

In late 2019 and early 2020, the Compensation Committee undertook a comprehensive review of our annual cash incentive compensation program and determined that it would be appropriate to recommend that our Manager take a more formulaic approach with respect to the compensation of those executive officers whose compensation we reimburse under the Management Agreement, including our Chief Financial Officer and our Chief Operating Officer. The Compensation Committee, together with an independent compensation consultant, worked to develop a framework that included objective performance standards for the annual cash incentive bonuses for these officers for 2020, as well as overall compensation for 2020. The framework for the annual cash incentive bonus plan for 2020 was largely completed by the end of February 2020 and included the following objective performance criteria for evaluation of the Company’s performance and the performance of our Chief Financial Officer and Chief Operating Officer: (i) core earnings per share; (ii) relative total stockholder return; (iii) stated metrics, including quantitative balance sheet, income statement and other metrics in the case of our Chief Financial Officer and quantitative commercial real estate (“CRE”), SBA and other metrics in the case of our Chief Operating Officer; (iv) individual goals for our Chief Financial Officer relating to liquidity management, implementation of technology and automation of accounting processes, initiatives to drive growth in market capitalization and development of financial performance metrics, and individual goals for our Chief Operating Officer relating to SBA origination volume, implementation of initiatives to drive operational efficiency and reduce costs and the establishment of key operating indicators; and (v) a discretionary component based on overall performance. The annual cash incentive bonus plan for 2020 was scheduled to be adopted in March 2020. However, due to the onset of the COVID-19 pandemic, the significant disruption and volatility it caused in the credit and financial markets and the significant uncertainty as to the length and severity of the crisis and the ultimate impact it may have on our business, the Compensation Committee, our board of directors and our Manager decided to postpone the adoption and implementation of the annual cash incentive bonus plan for 2020 as originally contemplated. The Compensation Committee and our Manager determined at that time to instead  provide annual cash incentive bonuses based on revised metrics tied to an assessment of the performance of our Chief Financial Officer and our Chief Operating Officer and other members of our Manager’s senior management team in steering our company though the COVID-19 crisis, in positioning us for the next phase in our business life after the country emerges from this crisis and other factors determined in the future by the Compensation Committee and our Manager.

In response to the onset of the COVID-19 pandemic, our management, including our Chief Financial Officer and Chief Operating Officer, and our board of directors significantly changed the Company’s near-term strategy to focus on, among other things, protecting the health and safety of the Company’s and our Manager's employees, working with and supporting borrowers to manage delinquencies and remain open for business and bolstering the Company’s liquidity position.  As a result, the Compensation Committee determined to award annual cash incentive bonuses for 2020 based on an annual assessment of (i) our Chief Financial Officer's and Chief Operating Officer's performance in handling the COVID-19 crisis during 2020, and (ii) the Company’s performance against its revised strategic priorities during 2020, which also took into account progress made on certain of the objective performance metrics underpinning the framework originally contemplated for annual cash incentive bonuses for 2020.

Handling of the COVID-19 Pandemic

Throughout the disruption caused by the ongoing COVID-19 pandemic, our Chief Financial Officer and Chief Operating Officer, and the other members of our management team, responded to the unprecedented challenges facing the Company quickly and effectively. The Compensation Committee considered such actions taken during 2020 in awarding annual cash bonuses to our Chief Financial Officer and Chief Operating Officer including the following:

●	Safety: Established new safety protocols and procedures and asked all employees to begin working from home beginning March 31, 2020, following health and safety stay-at-home orders per Centers for Disease Control and Prevention guidelines.
●	Borrowers: Assisted borrowers in identifying local, state and federal resources that may be available to support their businesses and employees during the pandemic, including stimulus funds that may be available under the Coronavirus Aid, Relief, and Economic Security Act of 2020 or additional stimulus or relief packages implemented by local, state or federal governments.
●	PPP: Emerged as a prominent player in the PPP market, facilitating access for small businesses to PPP loans throughout the United States. Since the Company opened its PPP loan portal, the Company has approved more than 90,000 applications and have obtained SBA approvals to fund in excess of $4.4 billion of loans across the United States.
●	Operations: Successfully executed our business continuity plan with no disruption to our core financial, operational and IT systems.
●	Liquidity: Successfully managed the Company’s liquidity and maintained financial flexibility

Company Performance

●	Despite pandemic shutdown for over half the year, the Company originated and acquired $910 million of SBC loans to be held on balance sheet. As of December 31, 2020, the Company held $4.2 billion portfolio of SBC loans, which provides stable net interest income and is core to its stable dividend. The Company’s strong credit culture has held 60+ day delinquencies at 2.7%, vs 6% in the large balance CMBS market, with a weighted average coupon of 5.4% and duration of 7 years as of December 31, 2020.
●	At year end, the Company serviced over $11.7 billion of loans across our residential, SBA and Freddie Mac platforms, with a weighted average servicing fee of 34 bps.
●	The Company added $4.9 billion of originations in our government sponsored SBA, residential and Freddie Mac gain on sale businesses, an 83% increase from the prior year.

●	The Company’s SBA 7(a) lending subsidiary has originated $820 million since inception, including $83 million and $65 million in third and fourth quarters of 2020, respectively. The Company continued to grow market share in 2020, rising from 14th to 9th largest 7(a) lender and second largest non-bank lender. Throughout the pandemic, bilateral governmental support for the SBA is evident in two rounds of the PPP, principal and interest support on 7(a) loans and the increase in government guarantee from 75% to 90%.
●	The Company also continues to expand its Freddie Mac SBL and broader GSE lending operations actively lending during the pandemic with $545 million in 2020 originations. Demand for this product continues to grow due to low rates relative to banks and stable demand due to the strength of the SBL multifamily market as rent growth and collections have held up through the pandemic. Additionally, the Company entered into two agency correspondence agreements in 2020, which will allow it to provide a full suite of GSE products. The Company expects volume through these new programs to experience modest growth as it builds out the necessary infrastructure to achieve scale.
●	Residential mortgage originations and GMFS experienced record volume and profitability. In 2020, GMFS originated $4.2 billion at margins averaging 285 basis points. Year-over year volume growth was 100% and average margins were 2.0x 2019 levels. Additionally, the Company added $1.4 billion of net loans to the servicing portfolio and lowered weighted average coupon 9% to 368 basis points.
●	Despite headwinds in the sector, the Company securitized over $609 million of loans, renewed six credit facilities and managed average recourse leverage to 2.1x. Finally, the Company continued to find an accretive way to expand and scale its business through the Anworth merger.

Cash Compensation

During the year ended December 31, 2020, pursuant to the terms of the Management Agreement, we reimbursed our Manager for the cash compensation of our Chief Financial Officer and Chief Operating Officer, who were exclusively dedicated to our affairs. For the performance year ended December 31, 2020, the total amount of cash compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) paid by our Manager that was allocable to and reimbursed by us for Mr. Ahlborn, our Chief Financial Officer, was $1,084,096, including $345,833 in base salary and a cash bonus of $702,154. Mr. Ahlborn’s annual base salary was increased on March 1, 2020 from $200,000 to $375,000, and the Compensation Committee and our Manager determined that his annual base salary will remain at $375,000 for the year ended December 31, 2021. For the year ended December 31, 2020, the total amount of cash compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) paid by our Manager that was allocable to and reimbursed by us for Mr. Taylor, our Chief Operating Officer, was $1,011,321, including $354,167 in base salary and a cash bonus of $630,218. Mr. Taylor’s annual base salary was also increased on March 1, 2020 from $250,000 to $375,000, and the Compensation Committee and our Manager determined that his annual base salary will remain at $375,000 for the year ended December 31, 2021.

We do not pay or reimburse our Manager for any portion of the cash compensation that is paid by our Manager and its affiliates to our other Named Executive Officers (Mr. Capasse, our Chief Executive Officer, Mr. Ross, our President or Mr. Buttacavoli, our Chief Investment Officer).  While these individuals devote such portion of their time to our affairs as is necessary to enable our Company to effectively operate our business, they also provide management and other services to other entities that are managed or advised by our Manager and its affiliates.  Messrs. Capasse, Ross and Buttacavoli, as non-reimbursed Named Executive Officers, receive compensation directly from our Manager and its affiliates in the form of salaries and, in the case of Mr. Buttacavoli, a bonus. The compensation paid by our Manager to Messrs. Capasse, Ross and Buttacavoli is derived in part from the management fee and incentive distribution we pay to the Manager and in part from various other revenue streams generated by our Manager and its affiliates in its ordinary course of operations as an asset manager.  Messrs. Capasse, Ross and Buttacavoli are also equity holders in our Manager and its affiliates and, accordingly, have an interest in the profits and losses of our Manager and its affiliates from these entities' past, present and future investments and businesses.  The profits and losses of our Manager and its affiliates vary each year and any allocations of such profits to the equity holders of our Manager and its affiliates, including Messrs. Capasse, Ross and Buttacavoli, are independent of the services they may provide to our Manager in supporting our business.

The Management Agreement does not require that any specified amount or percentage of the management fee or incentive distribution we pay to our Manager be allocated to our non-reimbursed Named Executive Officers.  However, to put into context the compensation paid by our Manager to these Named Executive Officers in relation to the management fee and incentive distribution, our Manager estimates that the total compensation of Messrs. Capasse, Ross and Buttacavoli that was reasonably associated with their support of our Manager on behalf of our Company represented approximately 9% of the management fee paid and incentive distribution paid by us to our Manager in 2020.  Of this amount, our Manager estimates that, approximately 83% was fixed (i.e., annual base salary), and approximately 17% was variable or incentive pay (i.e., bonus).

Equity Compensation

The Compensation Committee has granted and may, from time to time, grant equity-based awards designed to align the interests of our Manager and the personnel of our Manager and our Manager’s affiliates who support our Manager in providing services to us under the Management Agreement with those of our stockholders, by allowing our Manager and personnel of our Manager and our Manager’s affiliates to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards, when granted, will be generally subject to vesting requirements designed to promote retention and to achieve strong performance for us. These awards further provide flexibility to us to enable our Manager to attract, motivate and retain talented individuals. We have adopted the 2012 Plan, which provides for the issuance of equity-based awards, including stock options, restricted shares of Common Stock, phantom shares, dividend equivalent rights, restricted limited partner profit interests (“LTIP units”) and other restricted limited partnership units issued by Ready Capital Corporation (or our Operating Partnership) and other equity-based awards.

Our board of directors has delegated its administrative responsibilities under the 2012 Plan to the Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to our Manager, our directors and officers and the employees and other personnel of our Manager and our Manager’s affiliates who support our Manager in providing services to us under the Management Agreement, and to determine what form the awards will take and the terms and conditions of the awards.

Historically, we have not granted any awards under the 2012 Plan to our Chief Executive Officer, our President or our Chief Investment Officer as part of our compensation program.  Rather, under the terms of the Management Agreement, we pay 50% of the incentive distribution to our Manager in shares of our Common Stock and our Chief Executive Officer, our President or our Chief Investment Officer, as equity holders of our Manager, have an interest in the shares of Common Stock that we pay to our Manager in respect of the incentive distribution. As part of our equity compensation program, we have made certain grants of awards to other personnel of our Manager who provide services to us, including our Chief Financial Officer and Chief Operating Officer, as described below under “-Equity Grants.”

The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices, and will make or recommend to our board of directors modifications to the compensation programs, as deemed appropriate.  The Compensation Committee engaged FPL as its independent compensation consultant to assist in evaluating our equity compensation program in respect of the performance year ended December 31, 2020 as well as our overall compensation program for 2021.  FPL’s services to us have been limited to compensation related services. FPL provided an analysis of guiding principles, competitive market trends, peer group pay practices, compensation strategy and other compensation considerations.

As of April 29, 2021, 1,588,800 shares of restricted Common Stock, including RSUs and other equity-based awards, were granted pursuant to the 2012 Plan.

For additional information about the 2012 Plan, see “—2012 Equity Incentive Plan and Other Matters.”

Equity Grants

Equity Grants For the 2020 Performance Year (Granted in 2021)

In February 2021, the Compensation Committee approved the grant of 216,281 shares of restricted Common Stock (which reflects vesting at a "target" payout percentage in the case of performance-based equity awards) under the 2012 Plan to certain of our employees and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our Chief Financial Officer and Chief Operating Officer. In February 2021, our board of directors approved recommendations by the Compensation Committee with respect to the long-term equity awards to our Mr. Andrew Ahlborn, our Chief Financial Officer, and Mr. Gary Taylor, our Chief Operating Officer, in respect of performance for the year ended December 31, 2020, including the specific performance metrics, weighting and levels of opportunity for performance-based equity awards as described below.  In determining the long-term equity awards to Messrs. Ahlborn and Taylor, the Compensation Committee focused on the measures and factors described above under “–Setting Executive Compensation.”  Based upon these considerations, the Compensation Committee recommended long-term equity awards as follows in respect of performance for the year ended December 31, 2020, subject to the forward-looking vesting criteria described below:

Names	Shares of restricted Common Stock Awarded(1)	Grant Date Fair Value of Awards
Andrew Ahlborn	24,758	$317,398
Gary Taylor	33,010	$423,188

(1) Granted on February 10, 2021, 50% of the shares of restricted Common Stock awarded are Time-Based Awards and 50% of the shares of restricted Common Stock awarded are performance-based awards. The number of performance-based awards included in this amount reflects vesting at a “target” payout percentage as shown in the table below.

Key Terms of the Year-End 2020 Performance-Based Equity Awards (Granted in 2021)

With respect to the long-term equity awards granted to Messrs. Ahlborn and Taylor in respect of performance for the year ended December 31, 2020 (granted in 2021), 50% of such awards were time-based restricted Common Stock awards that vest ratably in equal annual installments over three-year period based solely on continued employment or service. Dividends are paid on all time-based awards, vested and non-vested.

The remaining 50% of such long-term equity based awards were performance-based equity awards.  These performance-based equity awards remain at risk and are subject to forfeiture subject to the achievement of absolute and relative TSR for the three-year forward-looking performance period ending December 31, 2023. The performance-based equity awards are allocated 50% to awards that vest based on our absolute TSR for the three-year forward-looking period ending December 31, 2023 and 50% to awards that vest based on our TSR for such three-year forward-looking performance period relative to the performance of the peer group designated by the Compensation Committee (disclosed above under “–Executive Compensation Strategy for 2021”). Dividends payable in connection with performance-based equity awards will only be paid to the extent that the performance-based vesting conditions are satisfied and such awards are earned and vested. The performance criteria and levels of opportunity for the performance-based equity awards are as follows:

Performance Measure	Weighting	Threshold	Target	Maximum
Three-Year Absolute TSR(1)(3)	50%	25%	35%	50%
Three-Year Relative TSR(2)(3)	50%	30th percentile	55th percentile	90th percentile
Payout Percentage:		50%	100%	300%

(1)  In the event our absolute TSR percentage falls between 25.0% and 35.0%, our absolute TSR vesting percentage is determined using a straight line linear interpolation between 50.0% and 100.0% and in the event that our absolute TSR percentage falls between 35.0% and 50.0%, absolute TSR vesting percentage is determined using a straight line linear interpolation between 100.0% and 300.0%.

(2)  In the event our relative TSR percentile falls between the 30th percentile and the 55th percentile, relative TSR vesting percentage is determined using a straight line linear interpolation between 50.0% and 100.0% and in the event that our relative TSR percentile falls between the 55th percentile and 90th percentile, our relative TSR vesting percentage shall be determined using a straight line linear interpolation between 100.0% and 300.0%.

(3)  The awards will be allocated 50% to awards that vest based on absolute TSR performance and 50% that vest based on relative TSR performance.

Equity Grants For the 2019 Performance Year (Granted in 2020)

In February 2020, the Compensation Committee approved the grant of 177,174 shares of restricted Common Stock under the 2012 Plan to certain of our employees and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. Mr. Ahlborn received 10,698 shares and Mr. Taylor received 15,282 shares, respectively.  In determining the amount of awards to grant to Messrs. Ahlborn and Taylor, the Compensation Committee considered a market study containing compensation data for executives at similarly situated peers, the individual's expected and actual job performance, the anticipated contribution by the individual in future fiscal years, taking into account the role, responsibility and scope of each position, the recommendation of our Chief Executive Officer, the Company's financial and operating performance in 2019 and general market conditions. These shares of restricted Common Stock are scheduled to vest, as applicable, in equal installments of one-third on February 14, 2021, February 14, 2022 and February 14, 2023.  The recipients will receive dividends on the unvested shares of restricted Common Stock.

Compensation Committee Report

The Compensation Committee evaluates and establishes equity award compensation for our Manager and our directors and officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under the Management Agreement and administers the 2012 Plan. The Compensation Committee consults with our Manager when determining the level of grants under the 2012 plan to be payable to our Manager, our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under the Management Agreement. While our management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee believes that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Todd Sinai, Chairperson

Frank P. Filipps

Dominique Mielle (member since April 2021)

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

We are managed by our Manager pursuant to the Management Agreement.  Our Named Executive Officers are employees of our Manager and do not receive cash compensation from us for serving as our executive officers.  Under the terms of the Management Agreement, we reimburse our Manager for (i) the allocable share of the compensation of our Chief Financial Officer and Chief Operating Officer and (ii) the allocable share of the compensation of other personnel hired by our Manager who are dedicated primarily to us based on the percentage of time spent managing our affairs.

The following table below sets forth the compensation of our Named Executive Officers (Messrs. Ahlborn and Taylor) reimbursed to our Manager by us for the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Andrew Ahlborn(4)	2020	$345,833	$702,154	$317,398	$-	$-	$36,109	$1,401,494
	2019	$187,917	$452,000	$175,000	$-	$-	$31,179	$846,096
Gary Taylor(5)	2020	$354,167	$630,218	$423,188	$-	$-	$26,936	$1,434,509
	2019	$187,500	$500,000	$250,000	$-	$-	$36,320	$973,820

(1) The Named Executive Officers are employees of our Manager or its affiliates and are not paid cash compensation by us.

(2) The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of awards of restricted shares of Common Stock calculated under US GAAP ASC 718.

(3) This amount represents tax gross-up and medical and dental benefits reimbursed by Ready Capital to our Manager.

(4) Prior to becoming our Chief Financial Officer effective June 1, 2019, Mr. Ahlborn was exclusively dedicated to our affairs and the amounts set forth in table above for 2019 represent the total compensation reimbursed by us to our Manager for his services during 2019 (including the period from January 1, 2019 to May 31, 2019). Mr. Ahlborn's annual base salary was increased on March 1, 2020 from $200,000 to $375,000, and the Compensation Committee determined that his annual base salary will remain at $375,000 for the year ended December 31, 2021.

(5) Amounts for Mr. Taylor represent his compensation for his service as Chief Operating Officer, which was made effective in April 2019. Mr. Taylor's annual base salary was increased on March 1, 2020 from $250,000 to $375,000, and the Compensation Committee determined that his annual base salary will remain at $375,000 for the year ended December 31, 2021.

Other than with respect to Messrs. Ahlborn and Taylor, we did not pay or make any reimbursement for any compensation paid to our named executive officers for the fiscal year ended December 31, 2020.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted during the 2020 fiscal year to our Named Executive Officers.

Grants of Plan Based Awards in 2020

	Grant Date	Date of Board of Director Action	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Andrew Ahlborn	2/14/2020	2/14/2020	10,698	175,000
Gary Taylor	2/14/2020	2/14/2020	15,282	250,000

(1) Amounts in this column represent restricted shares of Common Stock. Pursuant to the terms of the award agreements, these restricted shares of Common Stock vest in equal instalments of one-third on February 14, 2021, February 14, 2022 and February 14, 2023.

(2) The amounts in this column represent the aggregate grant date fair value of awards of restricted Common Stock calculated under US GAAP ASC 718.

Outstanding Equity Award at Fiscal Year-end

The following table sets forth certain information with respect to all outstanding equity-based awards held at the end of the 2020 fiscal year by each Named Executive Officer.

	Stock Awards
Names	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Andrew Ahlborn	15,015	$186,937
Gary Taylor	15,282	$190,261

(1) Represents restricted stock units granted pursuant to the 2012 Plan, which vest in accordance with the terms of the applicable award agreements.

(2) Based on the closing price of our Common Stock on the last business day of the fiscal year ended December 31, 2020—$12.45.

Option Exercises and Stock Vested

No stock options have been granted by the Company to date. No restricted shares of Common Stock vested with respect to our Named Executive Officers during the year ended December 31, 2020.

Pension Benefits

Our Named Executive Officers received no benefits in the 2020 fiscal year from us under defined pension or defined contribution plans.

Nonqualified Defined Contribution and other Nonqualified Deferred Compensation

We do not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers are employees of our Manager or our Manager’s affiliates and therefore we have no obligation to pay them any form of compensation upon their termination of employment. See “—2012 Equity Incentive Plan and Other Matters—Change in Control” for a discussion of the “change in control” provisions under the 2012 Plan.

2012 Equity Incentive Plan and Other Matters

We have adopted the 2012 Plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and our Manager’s affiliates and personnel of our Manager or our Manager’s affiliates. The 2012 Plan is administered by the Compensation Committee. The 2012 Plan permits the granting of stock options, restricted shares of Common Stock, phantom shares, dividend equivalent rights, restricted LTIP units and other restricted limited partnership units issued by the Operating Partnership and other equity-based awards.

Administration

The Compensation Committee has the full authority to administer and interpret the 2012 Plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our Manager and our Manager’s affiliates and personnel of our Manager or our Manager’s affiliates to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2012 Plan), to determine the terms, provisions, and conditions of each award (which may be inconsistent with the terms of the 2012 Plan), to prescribe in the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2012 Plan or the administration or interpretation thereof. In connection with this authority, the committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such award to lapse. The 2012 Plan is administered by the Compensation Committee, which consists of three directors, each of whom is, to the extent required by Rule 16b-3 under the Exchange Act,  a non-employee director, and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended ( the “Internal Revenue Code”) and intend that grants be exempt from the restriction of Section 162(m), qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, our board of directors. References below to the committee include a reference to our board for those periods in which our board is acting.

Available shares

The 2012 Plan provides for grants of stock options, restricted shares of Common Stock, phantom shares, restricted stock units, dividend equivalent rights, LTIP units and other restricted limited partnership units issued by our Operating Partnership and other equity-based awards up to, in the aggregate, the equivalent of 5% of the issued and outstanding shares of our Common Stock from time to time (on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into shares of Common Stock)) at the time of the award. If an option or other award granted under the 2012 Plan expires or terminates, the shares subject to any portion of the award that expires, forfeits or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2012 Plan after the tenth anniversary of the earlier of the date that such plan was initially approved by (i) our board of directors or (ii) our stockholders. No award may be granted under the 2012 Plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of our Common Stock.

Awards Under the Plan

Stock Options. The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the Compensation Committee. The exercise price of an option shall be determined by the Compensation Committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our Common Stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee.

Restricted Shares of Common Stock. A restricted share award is an award of shares of Common Stock that is subject to restrictions on transferability and such other restrictions, if any, as the committee may impose at the date of grant. Grants of restricted shares of Common Stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. Unless otherwise stated in the applicable award agreement, a participant granted restricted shares of Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of Common Stock.

Although dividends may be paid on restricted shares of Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of restricted shares of Common Stock are prohibited from selling such shares until they vest.

RSUs. A RSU award is an award of units that are converted into Common Stock at a conversion rate that is based upon the achievement of pre-established criteria and such other restrictions that the Compensation Committee may impose at the date of grant. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. A participant granted RSUs does not have the rights of a stockholder, including, without limitation, the right to vote the shares of restricted Common Stock and holders of RSUs are prohibited from selling such units until they vest. The Compensation Committee may elect to provide the right to receive dividends or provide for dividend equivalents.

Phantom Shares. Phantom shares, when issued, will reduce the number of shares available for grant under the 2012 Plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of Common Stock (as may be elected by the participant or the committee, as may be provided by the committee at grant). The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Limited Partnership Units. A restricted limited partnership unit represents units of limited partnership interest of our operating partnership (“OP units”) or may include LTIP units that are structured as profit interests in the Operating Partnership, providing distributions to the holder of the award based on the achievement of specified levels of profitability by the Operating Partnership or the achievement of certain goals or events. The restricted OP units may be convertible into or exchangeable for other securities of the Operating Partnership or into shares of our capital stock. The

Compensation Committee will establish all other limitations and conditions of awards of restricted OP units as it deems appropriate.

Other share-based awards. The 2012 Plan authorizes the granting of other awards based upon shares of our Common Stock (including the grant of securities convertible into shares of Common Stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

The 2012 Plan provides that, in the event of a “change in control” (as such term is defined in the 2012 Plan), the Compensation Committee shall take any such action as in its discretion it shall consider necessary to maintain each grantee’s rights under the 2012 Plan (including under each such grantee’s applicable award agreement) so that such grantee’s rights are substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in the number of shares, options or other awards granted, the number and kind of shares or other property to be distributed in respect of any options or rights previously granted under the plan, and the exercise price, purchase price, and performance-based criteria established in connection with any grants (to the extent consistent with Section 162(m) of the Internal Revenue Code, as applicable).

Other Changes

Our board of directors may amend, alter, suspend, or discontinue the 2012 Plan but cannot take any action that would materially impair the rights of a participant with respect to existing grants without the participant’s consent, unless necessary for compliance with applicable law or legislation or to meet the requirements of any accounting standard or to correct an administrative error. To the extent necessary and desirable (including, as required by law or any stock exchange rules) our board of directors must obtain approval of our stockholders for any amendment that would:

● other than through adjustment as provided in the 2012 Plan, increase the total number of shares of Common Stock reserved for issuance under the 2012 Plan; or

● change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2012 Plan.

The Compensation Committee or our board of directors may amend the terms of any award granted under the 2012 Plan, prospectively or retroactively, but, generally may not impair the rights of any participant without his or her consent.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

Equity Compensation Plan Information

The 2012 Plan authorizes the Compensation Committee to approve grants of equity-based awards to our officers and directors and officers and employees of the Manager and its affiliates. The 2012 Plan provides for grants of equity awards up to, in the aggregate, the equivalent of 5% of the number of issued shares of Common Stock outstanding from time to time (on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into shares of Common Stock)) at the time of the award. As of December 31, 2020, 1,397,446 shares of restricted Common Stock, including RSUs and other equity based awards, were granted pursuant to the 2012 Plan, and 1,423,368 shares were available for future issuance under the 2012 Plan, based on a total of 54,368,999 shares of Common Stock, 618,864 RSUs, 253,215 shares of restricted Common Stock, and 1,175,205 OP units outstanding as of such date.

The following table presents certain information about the 2012 Plan as of December 31, 2020:

Award	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table (1)
Equity compensation plans approved by stockholders	-	-	-
Equity compensation plans not approved by stockholders	1,397,446	-	1,423,368
Total	1,397,446	-	1,423,368

(1) The 2012 Plan provides for grants of equity awards up to, in the aggregate, the equivalent of 5% of the number of issued and outstanding shares of our Common Stock from time to time (on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into shares of Common Stock)) at the time of the award.

3. ADVISORY APPROVAL OF THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder provide that, not less frequently than once every three years, an issuer shall include in its proxy statement for its annual meeting of stockholders an advisory resolution subject to a stockholder vote to approve the compensation of the Company’s Named Executive Officers. This proposal is commonly known as a “say-on-pay” proposal.  The compensation of our Named Executive Officers as disclosed in this Proxy Statement includes the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation payable to our Named Executive Officers as disclosed in accordance with Securities and Exchange Commission rules in the Company’s Proxy Statement for the Company’s 2021 Annual Meeting, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Proxy Statement relating to the Company’s 2021 Annual Meeting.

Although this approval is advisory and non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our Named Executive Officers.

Our board of directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.

A majority of all of the votes cast on this proposal at the Annual Meeting duly called and at which a quorum is present is required for its approval.  Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed.  Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflicts of Interest and Related Party Transactions

Asset Allocations

We are subject to conflicts of interest arising out of our relationship with our Manager and its affiliates. Andrew Ahlborn, who is employed by our Manager and serves as our Chief Financial Officer, is dedicated exclusively to us and seven of our Manager’s accounting professionals also are dedicated exclusively to us. With the exception of our ReadyCap origination and acquisition subsidiaries and our GMFS, LLC (“GMFS”) subsidiaries, which will employ their own personnel, we do not expect to have our own employees. In addition, we expect that our Chief Executive Officer, President, portfolio managers and any other appropriate personnel of our Manager will devote such portion of their time to our affairs as is necessary to enable us to effectively operate our business. Our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, our Manager and its affiliates. Our Manager is not required to devote a specific amount of time or the services of any particular individual to our operations. Our Manager manages or provides services to other clients, and we will compete with these other clients for our Manager’s resources and support. The ability of our Manager and its officers and personnel to engage in other business activities may reduce the time they spend advising us.

There may also be conflicts in allocating assets that are suitable for us and other clients of our Manager and its affiliates. Our Manager manages a series of funds and a limited number of separate accounts, which focus on a range of asset backed securities (“ABS”) and other credit strategies. None of these other funds or separate accounts focus on SBC loans as their primary business strategy.

To address certain potential conflicts arising from our relationship with our Manager or its affiliates, our Manager has agreed in the side letter agreement that, for so long as the Management Agreement is in effect, neither it nor any of its affiliates will (i) sponsor or manage any additional investment vehicle where we do not participate as an investor whose primary investment strategy will involve SBC mortgage loans, unless our Manager obtains the prior approval of a majority of our board of directors (including a majority of our independent directors), or (ii) acquire a portfolio of assets, a majority of which (by value or unpaid principal balance (“UPB”)) are SBC mortgage loans on behalf of another investment vehicle (other than acquisitions of SBC ABS), unless we are first offered the investment opportunity and a majority of our board of directors (including a majority of our independent directors) decides not that we will not acquire such assets.

The side letter agreement does not cover SBC ABS acquired in the market and non-real estate secured loans, and we may compete with other existing clients of our Manager and its affiliates, other funds managed by our Manager that focus on a range of ABS and other credit strategies and separately managed accounts, and future clients of our Manager and its affiliates in acquiring SBC ABS, non-real estate secured loans and portfolios of assets less than a majority of which (by value or UPB) are SBC loans, and in acquiring other target assets that do not involve SBC loans.

We will pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our Common Stock.

The Management Agreement was negotiated between related parties and their terms, including fees payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

Management Agreement

We entered into the Management Agreement with the Manager, which took effect upon the closing of the ZAIS Financial merger on October 31, 2016, which was further amended on December 6, 2020. The Management Agreement is substantially similar to our pre-merger management agreement.

The Management Agreement describes the services to be provided to us by the Manager and compensation for such services. The Manager is responsible for managing the Company’s day-to-day operations, subject to the direction and oversight of the Company’s board of directors. Pursuant to the terms of the Management Agreement, our Manager is paid a management fee calculated and payable quarterly in arrears equal to 1.5% per annum of the Company’s stockholders’ equity (as defined in the Management Agreement) up to $500 million and 1.00% per annum of stockholders’ equity in excess of $500 million. On December 6, 2020, we, the Operating Partnership and the Manager entered into an amendment to the Management Agreement which provides that the Manager’s base management fee will be reduced by $1,000,000 per quarter for each of the first full four quarters following the effective time of the merger with Anworth on March 19, 2021.

As disclosed in the Joint Proxy Statement Prospectus used in connection with the ZAIS Financial merger transaction, under the partnership agreement of our operating partnership, our Manager, the holder of the Class A special unit in our operating partnership, is entitled to receive an incentive distribution, distributed quarterly in arrears in an amount not less than zero equal to the difference between (i) the product of (A) 15% and (B) the difference between (x) core earnings (as described below) of our operating partnership, on a rolling four-quarter basis and before the incentive distribution for the current quarter, and (y) the product of (1) the weighted average of the issue price per share of Common Stock or OP unit (without double counting) in all of our offerings multiplied by the weighted average number of shares of Common Stock outstanding (including any restricted shares of Common Stock and any other shares of Common Stock underlying awards granted under the 2012 Plan) and OP units (without double counting) in such quarter and (2) 8%, and (ii) the sum of any incentive distribution paid to our Manager with respect to the first three quarters of such previous four quarters; provided, however, that no incentive distribution is payable with respect to any calendar quarter unless cumulative core earnings is greater than zero for the most recently completed 12 calendar quarters, or the number of completed calendar quarters since the closing date of the ZAIS Financial merger, whichever is less.

For purposes of calculating the incentive distribution, the shares of Common Stock and OP units issued as of the closing of the ZAIS Financial merger in connection with the merger agreement shall be deemed to be issued at the per share price equal to (i) the sum of (A) the weighted average of the issue price per share of Sutherland Common Stock or Sutherland OP units (without double counting) issued prior to the closing of the ZAIS Financial merger multiplied by the number of shares of Sutherland Common Stock outstanding and Sutherland OP units (without double counting) issued prior to the closing of the merger plus (B) the amount by which the net book value of our Company as of the closing of the merger (after giving effect to the closing of the merger agreement) exceeds the amount of the net book value of Sutherland immediately preceding the closing of the merger, divided by (ii) all of the shares of our Common Stock and OP units issued and outstanding as of the closing of the merger (including the date of the closing of the mergers).

The incentive distribution shall be calculated within 30 days after the end of each quarter and such calculation shall promptly be delivered to our Company. We are obligated to pay the incentive distribution 50% in cash and 50% in either Common Stock or OP units, as determined in our discretion, within five business days after delivery to our Company of the written statement from the holder of the Class A special unit setting forth the computation of the incentive distribution for such quarter. Subject to certain exceptions, our Manager may not sell or otherwise dispose of any portion of the incentive distribution issued to it in Common Stock or OP units until after the three year anniversary of the date that such shares of Common Stock or OP units were issued to our Manager. The price of shares of our Common Stock for purposes of determining the number of shares payable as part of the incentive distribution is the closing price of such shares on the last trading day prior to the approval by our board of the incentive distribution.

For purposes of determining the incentive distribution payable to our Manager, core earnings is defined under the partnership agreement of our operating partnership in a manner that is similar to the definition of distributable earnings (which was formerly referred to as core earnings) described in our Annual Report on Form 10-K under “Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” but with the following additional adjustments which (i) further exclude: (a) the incentive distribution, (b) non-cash equity compensation expense, if any, (c) unrealized gains or losses on SBC loans (not just MBS and mortgage servicing rights), (d) depreciation and amortization (to the extent we foreclose on any property), and (e) one-time events pursuant to changes in U.S. GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of the independent directors and (ii) add back any realized gains or losses on the sales of MBS and on discontinued operations which were excluded from the definition of distributable earnings described in our Annual Report on Form 10-K under “Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures”.

The Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our Common Stock (other than shares held by members of our senior management team and affiliates of our Manager), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to our Company, or (ii) a determination that the management fees or incentive distribution payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees or incentive distribution agreed to by at least two-thirds of our independent directors. We must provide our Manager with 180 days prior notice of any such termination. Additionally, upon such a termination without cause, the Management Agreement provides that we will pay our Manager a termination fee equal to three times the average annual base management fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, except upon an internalization. Additionally, if the Management Agreement is terminated under circumstances in which we are obligated to make a termination payment to our Manager, our operating partnership shall repurchase, concurrently with such termination, the Class A special unit for an amount equal to three times the average annual amount of the incentive distribution paid or payable in respect of the Class A special unit during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. These provisions may increase the cost to our Company of terminating the Management Agreement and adversely affect our ability to terminate our Manager without cause.

Under the Management Agreement, we will reimburse our Manager for operating expenses related to us incurred by our Manager, including legal, accounting due diligence and other services. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, machinery, and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

We may engage in an internalization transaction, become self-managed and, if this were to occur, certain key employees may not become our employees but may instead remain employees of our Manager or its affiliates. An inability to manage an internalization transaction effectively could thus result in us incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments. Additionally, if another program sponsored by our Manager internalizes our Manager, key personnel of our Manager, who also are key personnel of the other sponsored program, would become employees of the other program and would no longer be available to us. Any such loss of key personnel could adversely impact our ability to execute certain aspects of our business plan. Furthermore, in the case of any internalization transaction, we expect that we would be required to pay consideration to compensate our Manager for the internalization in an amount that we will negotiate with our Manager in good faith and which will require approval of at least a majority of our independent directors. It is possible that such consideration could exceed the amount of the termination fee that would be due to our Manager if the conditions for terminating the Management Agreement without cause are satisfied and we elected to terminate the Management Agreement.

Restricted Common Stock and Other Equity Based Awards

The 2012 Plan provides for grants of restricted Common Stock and other equity based awards up to, in the aggregate, the equivalent of 5% of the number of issued and outstanding shares of our Common Stock from time-to-time (on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into shares of Common Stock)) at the time of the award.

As of April 29, 2021, 1,588,800 shares of restricted Common Stock, including RSUs and other equity-based awards, were granted pursuant to the 2012 Plan.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Director Independence

For information about our board of directors and committees, and the independence of certain of our directors, see “Election of Directors—Board of Directors” and “Board and Committee Matters” in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 29, 2021 regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors and (iv) all of our directors and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 71,549,117 shares of our Common Stock outstanding as of April 29, 2021, which includes 327,418 shares of restricted Common Stock (excluding shares of restricted Common Stock issuable upon performance-based vesting), unless otherwise specified.

Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020.

	Number of Shares		Percentage of All
Names and Business Address	Beneficially Owned**		Shares***
Thomas E. Capasse	414,833	(1)	*
Jack J. Ross	388,813	(2)	*
Andrew Ahlborn	33,328	(3)	*
Thomas Buttacavoli	136,830	(4)	*
Gary T. Taylor	38,759	(5)	*
Todd Sinai	37,106	(6)	*
J. Mitchell Reese	71,754	(7)	*
Frank Filipps	34,720	(8)	*
Gilbert E. Nathan	22,953	(9)	*
Andrea Petro	-		*
Dominique Mielle	14,376	(10)	*
All directors and executive officers as a group (11 persons)	1,193,472		1.67%
5% or Greater Beneficial Owner
The Vanguard Group	2,802,324	(11)	3.92%
Blackrock, Inc.	7,433,048	(12)	10.39%
Sutherland REIT Holdings, LP	12,768,685	(13)	17.85%

*     Denotes less than 1%

**   For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock with respect to which person has sole or shared voting power or investment power.

*** For purposes of computing the percentage ownerships in the table below, as of April 29, 2021, Ready Capital had 71,549,117 shares of Common Stock outstanding, which includes 327,418 shares of restricted Common Stock, which represent the right to receive one share of Common Stock. The total number of shares of Common Stock outstanding used in calculating these percentages assumes that none of the unvested RSUs held by other persons are converted into shares of Common Stock

(1)  Includes (i) 26,623 shares of Common Stock owned through Edward J. Capasse Revocable Trust and (ii) 78,285 shares of Common Stock out of the 263,695 and 8,869 total shares of Common Stock held by our Manager (including through its ownership of Sutherland REIT Holdings, LP (or the Partnership)) and Waterfall Management, LLC (or, our Manager and Waterfall Management, LLC, collectively, the "Waterfall Entities"), respectively, based on Mr. Capasse's percentage ownership in the Waterfall Entities; Mr. Capasse disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein. Waterfall Management, LLC, an affiliate of our Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. In addition, Mr. Capasse is a principal of our Manager and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership's partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership and Mr. Capasse disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest in the Partnership.

(2)  Includes (i) 155,264 shares of Common Stock owned through the Robin J. Ross 2009 Trust; Mr. Ross does not serve as the trustee for the trust, his wife is the trustee and sole beneficiary of the trust and the trustee of the trust has sole voting and investment power with respect to the securities held by the trust, (ii) 155,264 shares of Common Stock owned through Mr. Jack J. Ross and Mrs. Robin J. Ross JTWROS, a joint tenant account of Mr. Ross and his wife, and (iii) 78,285 shares of Common Stock out of the 263,695 and 8,869 total shares of Common Stock held by our Manager (including through its ownership of the Partnership) and Waterfall Management, LLC, respectively, based on Mr. Ross's percentage ownership in the Waterfall Entities; Mr. Ross disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein. Waterfall Management, LLC, an affiliate of our Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. In addition, Mr. Ross is a principal of our Manager and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership's partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership and Mr. Ross disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest in the Partnership.

(3) Includes (i) 1,557 shares of unvested restricted Common Stock that were previously granted to Mr. Ahlborn under the 2012 Equity Plan, (ii) 7,132 shares of unvested restricted Common Stock granted in February 2020 pursuant to the 2012 Equity Plan and (iii) 12,379 shares of unvested restricted Common Stock granted in February 2021 pursuant to the 2012 Plan.  The 1,557 shares will vest on March 6, 2022. The 7,132 shares will vest in equal installments on February 14, 2022 and February 14, 2023. The 12,379 shares will vest in equal installments on February 12, 2022, February 12, 2023 and February 12, 2024.

(4)  Includes 23,469 shares of Common Stock out of the 263,695 and 8,869 total shares of Common Stock held by our Manager (including through its ownership of the Partnership) and Waterfall Management, LLC, respectively, based on Mr. Buttacavoli 's percentage ownership in the Waterfall Entities; Mr. Buttacavoli disclaims beneficial ownership of the shares held by the Waterfall Entities, except to the extent of his economic interest therein.

(5)  Includes (i) 10,188 shares of unvested restricted Common Stock granted in February 2020 pursuant to the 2012 Plan. 16,505 shares of unvested restricted Common Stock granted in February 2021 pursuant to the 2012 Plan. The 10,188 shares will vest in equal installments on February 14, 2022 and February 14, 2023. The 16,505 shares will vest in equal installments on February 12, 2022, February 12, 2023 and February 12, 2024.

(6)  Includes 5,850 unvested restricted Common Stock granted in February 2021 pursuant to the 2012 Plan. The shares will vest in equal installments on June 30, 2021, September 30, 2021 and December 31, 2021.

(7)  The shares are held through the J. Mitchell Reese Jr. Trust, UA 5/5/1999; Mr. Reese serves as the trustee and sole beneficiary of the trust and has sole voting and investment power with respect to the securities held by the trust. Includes 5,850 unvested restricted Common Stock granted in February 2021 pursuant to the 2012 Plan. The shares will vest in equal installments on June 30, 2021, September 30, 2021 and December 31, 2021.

(8)  Includes 5,850 unvested restricted Common Stock granted in February 2021 pursuant to the 2012 Plan. The shares will vest in equal installments on June 30, 2021, September 30, 2021 and December 31, 2021.

(9)  Includes 5,850 unvested restricted Common Stock granted in February 2021 pursuant to the 2012 Plan. The shares will vest in equal installments on June 30, 2021, September 30, 2021 and December 31, 2021.

(10) Includes 5,768 unvested restricted Common Stock granted in April 2021 pursuant to the 2012 Plan. The shares will vest in equal installments on June 30, 2021, September 30, 2021 and December 31, 2021.

(11)  Based on information provided in a Schedule 13G filed on February 10, 2021, The Vanguard Group reported shared voting power with respect to 40,793 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 2,727,194 shares and shared dispositive power with respect to 75,130 shares of Common Stock beneficially owned by it. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G. The Vanguard Group’s address is 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

(12)  Based on information provided in a Schedule 13G filed on February 5, 2021, BlackRock, Inc. reported sole voting power with respect to 7,351,804 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 7,433,048 shares of Common Stock beneficially owned by it. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G. The percent of Common Stock beneficially owned does not include the impact of any Common Stock issued or equity-based awards granted since the date of the Schedule 13G. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

(13)  Waterfall Management, LLC, an affiliate of our Manager, serves as the general partner of the Partnership and may be deemed to be the beneficial owner of the shares of Common Stock that are held by the Partnership. However, Waterfall Management, LLC does not have an economic interest in certain of these shares and expects to distribute such shares to the beneficial owners of the Partnership upon their request in accordance with the Partnership's partnership agreement. Accordingly, Waterfall Management, LLC disclaims beneficial ownership of the shares of Common Stock held by the Partnership. In addition, each of Thomas Capasse, Jack Ross, and Thomas Buttacavoli is a principal or manager director of our Manager, and may be deemed to share voting and investment power over the shares of Common Stock held by the Partnership. Each of such individuals disclaims beneficial ownership of such shares of Common Stock, except to the extent of his economic interest therein. The inclusion of these shares of Common Stock shall not be deemed an admission of beneficial ownership of the reported securities for purposes of Section 16 or for any other purposes.

OTHER MATTERS

Our board of directors knows of no other business that may properly be presented at the Annual Meeting. As to any other business which may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2022 annual meeting of stockholders and have the proposal included in the Proxy Statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 31, 2021 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at an annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our proxy statement and proxy card relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m. Eastern Time, on the 120th day prior to the first anniversary of the date that the proxy statement for the immediately preceding annual meeting of stockholders is first released to stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to submit a director candidate for consideration for nomination at our 2022 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by December 31, 2021, but in no event earlier than December 1, 2021.

Any such nomination or proposal should be sent to our Secretary at Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020 and, to the extent applicable, must include the information and other materials required by our Bylaws.

DELIVERY OF MATERIALS

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2020 Annual Report to stockholders, by providing access to these documents on the Internet.  Accordingly, on or about May 12, 2021, the Notice will be sent to our beneficial owners of Common Stock. The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email.  Please follow the instructions included in the Notice.

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you.  We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain stockholders of record of our Common Stock will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card on or about May 12, 2021.

The difference between a shareholder of record and a beneficial owner of shares is as follows:

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and you will be sent the proxy materials by mail.

Beneficial Owner of Common Stock.  If your shares are held in an account at an intermediary (bank or broker), then you are the beneficial owner of shares held in "street name," and the Notice was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials (i.e. the Proxy Statement and annual report) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing the same address unless contrary instructions have been received from the impacted stockholders. Once a stockholder has received notice from its broker that they will be “householding” communications to such stockholder’s address, “householding” will continue until such stockholder revokes consent to “householding” or is notified otherwise. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Ready Capital Corporation, 1251 Avenue of the Americas, 50th Floor, New York, New York 10020, Attn: Andrew Ahlborn. In addition, if so requested, we will also undertake to promptly deliver a separate set of proxy materials to any stockholder for whom such proxy materials were subject to “householding.”  Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact us as specified above or their respective brokers.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT READY CAPITAL CORPORATION, 1251 AVENUE OF THE AMERICAS, 50TH FLOOR, NEW YORK, NEW YORK 10020.

By Order of our Board of Directors

/s/ Andrew Ahlborn
Andrew Ahlborn
Secretary

New York, New York

April 30, 2021

ANNUAL MEETING OF STOCKHOLDERS OF READY CAPITAL CORPORATION July 14, 2021 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/21099/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20830300000000000000 8 071421 Company's independent registered public accounting firm for the Company's named executive officers, as more described in the Meeting or any postponements or adjournments thereof. Note: Please sign exactly as your name or names appear on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election of eight directors, to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify: NOMINEES: FOR ALL NOMINEESO Thomas E. Capasse O Jack J. Ross WITHHOLD AUTHORITYO Frank P. Filipps FOR ALL NOMINEESO Dominique Mielle O Gilbert E. Nathan FOR ALL EXCEPTO Andrea Petro (See instructions below)O J. Mitchell Reese O Todd M. Sinai INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold authority, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as the 2021 fiscal year. 3. Approval, on an advisory basis, the compensation of the proxy statement. 4. The transaction of such other business as may properly come before the Annual To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF READY CAPITAL CORPORATION July 14, 2021 INTERNET - (before the meeting) Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible so that it is received no later than July 14, 2021. INTERNET - (during the meeting) You may vote your shares during the meeting by accessing https://web.lumiagm.com/222056299 (password: ready2021) and following on-screen instructions. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20830300000000000000 8 071421 Company's independent registered public accounting firm for the Company's named executive officers, as more described in the Meeting or any postponements or adjournments thereof. Note: Please sign exactly as your name or names appear on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. The election of eight directors, to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify: NOMINEES: FOR ALL NOMINEESO Thomas E. Capasse O Jack J. Ross WITHHOLD AUTHORITYO Frank P. Filipps FOR ALL NOMINEESO Dominique Mielle O Gilbert E. Nathan FOR ALL EXCEPTO Andrea Petro (See instructions below)O J. Mitchell Reese O Todd M. Sinai INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold authority, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the appointment of Deloitte & Touche LLP as the 2021 fiscal year. 3. Approval, on an advisory basis, the compensation of the proxy statement. 4. The transaction of such other business as may properly come before the Annual To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, Annual Report and proxy card are available at http://www.astproxyportal.com/ast/21099/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 READY CAPITAL CORPORATION Proxy for Annual Meeting of Stockholders on July 14, 2021 Solicited on Behalf of the Board of Directors The undersigned stockholder of Ready Capital Corporation, a Maryland corporation (the "Company"), hereby appoints Thomas E. Capasse and Thomas Buttacavoli, or either them, as proxies for the undersigned, with full power of substitution in each of them, attend the Annual Meeting of the Stockholders of the Company to be held virtually of to at https://web.lumiagm.com/222056299 (password: ready2021) on July 14, 2021 at 10:00 a.m. Eastern daylight time and any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting Stockholders and of the accompanying Proxy Statement the terms of each of which are incorporated by reference and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed on the reverse of this Proxy. If this Proxy is executed but no instruction is given the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director listed on the reverse of this Proxy and "FOR" Proposals 2 and 3. The votes entitled to be cast by the undersigned will be cast “FOR” any additional or substitute n o m i n e e d e s i g n a t e d b y o u r B o a r d o f D i r e c t o r s a n d i n t h e Proxyholders on any other matter that may properly come before adjournment or postponement thereof. d i s c r e t i o n o f t h e the meeting or any (Continued and to be signed on the reverse side.) 14475 1.1